                                                                   EXHIBIT 10.13

                              OFFICE BUILDING LEASE

                                     BETWEEN

                          STEVENS CREEK INVESTORS, LLC
                     A CALIFORNIA LIMITED LIABILITY COMPANY

                                    LANDLORD

                                       AND

                            WAVE SYSTEMS CORPORATION
                             A DELAWARE CORPORATION

                                     TENANT

                              OFFICE BUILDING LEASE

                                TABLE OF CONTENTS

                                                                               Page
                                                                               ----
1.   BASIC LEASE TERMS ..........................................................1
2.   PREMISES AND COMMON AREAS ..................................................2
3.   TERM .......................................................................3
4.   POSSESSION .................................................................3
5.   RENT .......................................................................3
6.   OPERATING EXPENSES .........................................................4
7.   SECURITY DEPOSIT ...........................................................5
8.   USE. .......................................................................6
9.   NOTICES ....................................................................7
10.  BROKERS ....................................................................7
11.  SURRENDER; HOLDING OVER ....................................................7
12.  TAXES ON TENANT'S PROPERTY .................................................8
13.  ALTERATIONS ................................................................8
14.  REPAIRS ....................................................................9
15.  LIENS .....................................................................10
16.  ENTRY BY LANDLORD .........................................................10
17.  UTILITIES AND SERVICES ....................................................10
18.  ASSUMPTION OF RISK AND INDEMNIFICATION ....................................11
19.  INSURANCE .................................................................12
20.  DAMAGE OR DESTRUCTION .....................................................14
21.  EMINENT DOMAIN ............................................................15
22.  DEFAULTS AND REMEDIES .....................................................15
23.  LANDLORD'S DEFAULT ........................................................17
24.  ASSIGNMENT AND SUBLETTING .................................................18
25.  SUBORDINATION .............................................................20
26.  ESTOPPEL CERTIFICATE ......................................................20
27.  RULES AND REGULATIONS .....................................................21
28.  MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS .........21
29.  DEFINITION OF LANDLORD ....................................................21
30.  WAIVER ....................................................................21
31.  PARKING ...................................................................21
32.  FORCE MAJEURE .............................................................22
33.  SIGNS .....................................................................22
34.  LIMITATION ON LIABILITY ...................................................22
35.  FINANCIAL STATEMENTS ......................................................22
36.  QUIET ENJOYMENT ...........................................................22
37.  MISCELLANEOUS .............................................................22
38.  EXECUTION OF LEASE ........................................................23
39.  FREE RENT PERIOD ..........................................................24
40.  EARLY OCCUPANCY ...........................................................24
41.  SYSTEMS FURNITURE .........................................................24
42.  OPTION TO CANCEL ..........................................................24
43.  OPTION TO EXTEND ..........................................................24
44.  BUILDING IMPROVEMENTS .....................................................25

EXHIBITS:

A    Outline of Floor Plan of Premises
B    Tenant Improvements
C    Definition of Operating Expenses
D    Standards for Utilities and Services
E    Rules and Regulations

                              OFFICE BUILDING LEASE

This OFFICE BUILDING LEASE ("Lease") is entered into as of the _____ day of SEPTEMBER, 2002 by and between STEVENS CREEK INVESTORS, LLC, a California limited liability company ("Landlord"), and WAVE SYSTEMS CORPORATION a Delaware corporation ("Tenant").

1. BASIC LEASE TERMS. For purposes of this Lease, the following terms have the following definitions and meanings:

(a) LANDLORD: STEVENS CREEK INVESTORS, LLC, a California limited liability company.

(b)  LANDLORD'S ADDRESS (FOR NOTICES):

STEVENS CREEK INVESTORS, LLC
c/o Matteson Real Estate Equities, Inc.
1991 Broadway, Suite 300
Redwood City, CA  94063-1994
Attention: James A. Blake

or such other place as Landlord may from time to time designate by notice to Tenant.

(c)  TENANT: WAVE SYSTEMS CORPORATION A DELAWARE CORPORATION.

(d)  TENANT'S ADDRESS (FOR NOTICES):

Wave Systems Corporation
19925 Stevens Creek Boulevard
Suite 220
Cupertino, California  95014
Attention: Robert A. Stellato

(e) PROJECT: The parcel(s) of real property (the "Land") commonly known as 19925 Stevens Creek Boulevard and located in the City of Cupertino (the "City"), County of Santa Clara (the "County"), State of California ("State"). The project (the "Project") includes the Land, the Building (described below) and appurtenant surface parking areas, landscaping, walkways and other common areas located on the Land.

(f) BUILDING: A two (2) story office building within the Project, which Building contains approximately 76,357 Rentable Square Feet, with the street address of 19925 Stevens Creek Boulevard, Cupertino, California.

(g) PREMISES: Those certain premises comprising a portion of the SECOND floor of Building as generally shown on the floor plan attached hereto as EXHIBIT "A", which Premises contains approximately 10,028 total Rentable Square Feet.

(h) TENANT'S PERCENTAGE: Tenant's percentage of the Building on a Rentable Square Foot basis, which is 13.13%.

(i)  TERM: FIVE (5) Years AND FOUR (4) MONTHS.

(j)  COMMENCEMENT DATE: OCTOBER 20, 2002 (SUBJECT TO PARAGRAPHS 4 AND 40).

     EXPIRATION DATE: FEBRUARY 29, 2008.

(k)  INTENTIONALLY OMITTED.

(l)  INTENTIONALLY OMITTED.

(m) MONTHLY BASE RENT: This Lease is intended to be a "triple net lease" as more fully described in Paragraph 6 below. Monthly Base Rent is set forth below in the following table, subject to adjustment as provided in this Lease:

                                                    Monthly
              Months      Monthly Rent/rsf         Base Rent
              ------      ----------------        ----------
                1-4              FREE                   --

                5-16            $ 1.40              14,039

               17-28             1.44               14,440

               29-40             1.48               14,841

               41-52             1.52               15,243

               53-64             1.57               15,744

(n)  INTENTIONALLY DELETED.

(o) SECURITY DEPOSIT: $14,039 PLUS $56,156 REFUNDABLE AS PROVIDED IN SECTION 7(b) BELOW.

(p) TENANT IMPROVEMENTS: All tenant improvements installed or to be installed by Landlord within the Premises to prepare the Premises for occupancy pursuant to the terms of EXHIBIT "B".

(q)  INTENTIONALLY OMITTED.

(r) PERMITTED USE: General office use and computer hardware and software research and development and no other use without the written consent of Landlord.

(s) PARKING: FORTY (40 ) unassigned parking spaces, subject to the terms and conditions of Paragraphs 31 below and the Rules and Regulations regarding parking contained in EXHIBIT "E".

(t)  BROKERS: CORNISH & CAREY COMMERCIAL (TENANT) AND CPS (LANDLORD).

(u)  GUARANTOR(s): N/A.

(v) INTEREST RATE: The greater of ten percent (10%) per annum or two percent (2%) in excess of the prime lending or reference rate of Wells Fargo Bank N.A. or any successor bank in effect on the twenty-fifth (25th) day of the calendar month immediately prior to the event giving rise to the Interest Rate imposition; provided, however, the Interest Rate will in no event exceed the maximum interest rate permitted to be charged by applicable law.

(w) EXHIBITS: A through E, inclusive, which Exhibits are attached to this Lease and incorporated herein by this reference.

This Paragraph 1 represents a summary of the basic terms and definitions of this Lease. In the event of any inconsistency between the terms contained in this Paragraph 1 and any specific provision of this Lease, the terms of the more specific provision shall prevail.

2.   PREMISES AND COMMON AREAS.

(a) PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises as improved or to be improved with the Tenant Improvements described in EXHIBIT "B".

(b) MUTUAL COVENANTS. Landlord and Tenant agree that the letting and hiring of the Premises is upon and subject to the terms, covenants and conditions contained in this Lease and each party covenants as a material part of the consideration for this Lease to keep and perform its respective obligations under this Lease.

(c) TENANT'S USE OF COMMON AREAS. During the Term of this Lease, Tenant shall have the nonexclusive right to use in common with Landlord and all persons, firms and corporations conducting business in the Project and their respective customers, guests, licensees, invitees, subtenants, employees and agents (collectively, "Project Occupants"), subject to the terms of this Lease, the Rules and Regulations referenced in Paragraph 32 below and all covenants, conditions and restrictions affecting the Project as of the Commencement Date, the following common areas of the Building and/or the Project (collectively, the "Common Areas"):

          (i) The Building's common entrances, hallways, lobbies, public restrooms on multi-tenant floors, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment within the Building which serve the Premises (collectively, "Building Common Areas"); and

          (ii) The parking facilities of the Project which serve the Building, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, plaza areas, fountains and similar areas and facilities situated within the Project and appurtenant to the Building which are not reserved for the exclusive use of any Project Occupants (collectively, "Project Common Areas").

(d) LANDLORD'S RESERVATION OF RIGHTS. Provided Tenant's use of and access to the Premises and parking to be provided to Tenant under this Lease is not interfered with in an unreasonable manner, Landlord reserves for itself the right from time to time to: (i) install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building; (ii) make changes to the design and layout of the Project, including, without limitation, changes to buildings, driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and walkways, and parking spaces and parking areas; and (iii) use or close temporarily the Building Common Areas, the Project Common Areas and/or other portions of the Project while engaged in making improvements, repairs or alterations to the Building, the Project, or any portion thereof.

3. TERM. The term of this Lease ("Term") will be for the period designated in Subparagraph 1(i), commencing on the Commencement Date (except as provided in Paragraph 4 below), and ending on the Expiration Date, subject to the terms of this Lease. Each consecutive twelve (12) month period of the Term of this Lease, commencing on the first day of the month following the month in which the Commencement Date occurs, will be referred to herein as a "Lease Year".

4. POSSESSION. Landlord agrees to deliver possession of the Premises to Tenant in accordance with the terms of EXHIBIT "B". If for any reason Landlord cannot deliver possession of the Premises to Tenant on or prior to the Commencement Date, then the validity of this Lease and the obligations of Tenant under this Lease shall not be affected and Tenant shall have no claim against Landlord arising out of Landlord's failure to deliver possession of the Premises on the Commencement Date, but Tenant shall not be obligated to pay any sums due under this Lease, and the Commencement Date and Expiration Date shall each be delayed to reflect the actual date of delivery of possession of the Premises. In the event Landlord has not delivered the Premises to Tenant within thirty (30) days after the Commencement Date, Tenant shall have the right to terminate this Lease by delivery to Landlord of a termination notice (the "Termination Notice") which shall be effective ten (10) days after Tenant's delivery of the Termination Notice to Landlord, unless within such 10-day period the Premises are delivered to Tenant. In the event Tenant elects to terminate this Lease, Tenant must deliver the Termination Notice to Landlord prior to the date the Premises are delivered to Tenant. Upon such termination, neither party shall have any further obligation or liability to the other under this Lease. By taking possession of the Premises, Tenant is deemed to have accepted the Premises in its "as-is" condition on the Commencement Date and to have acknowledged that there are no items needing work or repair which are Landlord's responsibility, subject to any "punch list" items identified in writing by Tenant within thirty (30) days after taking possession of the Premises. Notwithstanding the foregoing, Landlord hereby represents that as of the Commencement Date, the Premises shall be in good working condition, all mechanical, electrical and plumbing systems shall be in good working order, and the roof shall be in watertight condition. Tenant acknowledges that except as expressly provided in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Project or any portions thereof or with respect to the suitability of same for the conduct of Tenant's business and Tenant further acknowledges that, except as provided in EXHIBIT "B" hereto, Landlord will have no obligation to construct or complete any improvements within the Project.

5.   RENT.

(a) MONTHLY BASE RENT. Tenant agrees to pay Landlord the Monthly Base Rent for the Premises (subject to adjustment as hereinafter provided) in advance on the first day of each calendar month during the Term (except as otherwise provided in Paragraph 39) without prior notice or demand, except that Tenant agrees to pay the Monthly Base Rent for the first month of the Term directly to Landlord concurrently with Tenant's delivery of the executed Lease to Landlord. If the Term of this Lease commences or ends on a day other than the first day of a calendar month, then the rent for such period will be prorated in the proportion that the number of days this Lease is in effect during such period bears to the number of days in such month. All rent must be paid to Landlord, without any deduction or offset (except as otherwise expressly provided in this Lease), in lawful money of the United States of America, at the address designated by Landlord or to such other person or at such other place as

Landlord may from time to time designate in writing. Monthly Base Rent will be adjusted during the Term of this Lease as provided in Subparagraph l(m).

(b) ADDITIONAL RENT. All amounts and charges to be paid by Tenant hereunder, including, without limitation, payments for Operating Expenses, insurance, repairs and parking, will be considered additional rent for purposes of this Lease, and the word "rent" as used in this Lease will include all such additional rent unless the context specifically or clearly implies that only Monthly Base Rent is intended.

(c) LATE PAYMENTS. Late payments of Monthly Base Rent and/or any item of additional rent will be subject to interest and a late charge as provided in Subparagraph 22(f) below.

6.   OPERATING EXPENSES.

(a) OPERATING EXPENSES. In addition to Monthly Base Rent, throughout the Term of this Lease, Tenant agrees to pay Landlord as additional rent in accordance with the terms of this Paragraph 6, an amount equal to the Operating Expenses, as defined in EXHIBIT "C" attached hereto, multiplied by Tenant's Percentage ("Tenant's Operating Expenses"). It is intended that this Lease be a "triple net lease" and, except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure or incur any liability in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises which is not to be reimbursed by Tenant on a pro rata basis as Tenant's Operating Expenses.

(b)  ESTIMATE STATEMENT. Prior to the Commencement Date and on or about
March 1st of each subsequent calendar year during the Term of this Lease, Landlord shall deliver to Tenant a statement ("Estimate Statement") wherein Landlord will estimate the Operating Expenses for the then current calendar year (the "Estimated Operating Expenses"). Tenant agrees to pay Landlord, as "Additional Rent", one-twelfth (1/12th) of the amount equal to the Estimated Operating Expenses multiplied by the Tenant's Percentage ("Tenant's Estimated Operating Expenses") each month thereafter, beginning with the next installment of rent due, until such time as Landlord issues a revised Estimate Statement or the Estimate Statement for the succeeding calendar year. If the Estimate Statement delivered on or about March 1 of any year provides for an increase in the amount of Tenant's Estimated Operating Expenses over the amount then being paid, Tenant shall pay Landlord the difference between (i) the amounts paid during such calendar year pursuant to the previous Estimate Statement, and (ii) the amount that would have been due for the same period under the newly issued Estimate Statement, within thirty (30) days of delivery to Tenant of the new Estimate Statement. If at any time during the Term of this Lease, but not more often than quarterly, Landlord reasonably determines that Tenant's Operating Expenses for the current calendar year will be greater than Tenant's Estimated Operating Expenses set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement and thereafter Tenant agrees to pay Tenant's Estimated Operating Expenses based on such revised Estimate Statement until Tenant receives the next calendar year's Estimate Statement or a new revised Estimate Statement for the current calendar year.

(c) ACTUAL STATEMENT. By May 1st of each calendar year during the Term of this Lease, Landlord shall deliver to Tenant a statement ("Actual Statement") which states the actual Operating Expenses for the preceding calendar year, including reasonably detailed back-up information substantiating the Actual Statement. If the Actual Statement reveals that Tenant's Operating Expenses is more than Tenant's Estimated Operating Expenses paid by Tenant for the preceding calendar year, Tenant agrees to pay Landlord the difference in a lump sum within thirty
(30) days of receipt of the Actual Statement. If the Actual Statement reveals that Tenant's Percentage of the actual Operating Expenses is less than the Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Landlord will credit any overpayment toward the next monthly installment(s) of rent due under this Lease, or reimburse such overpayment within thirty (30) days after delivery of the Actual Statement, if this Lease has terminated or expired.

(d) OPERATING EXPENSE EXAMINATION. Notwithstanding anything in the Lease to the contrary, Tenant shall have the right (together with its independent certified public accounting firm, provided it is one of the so-called "big-five" accounting firms or if at such time there is no group of accounting firms commonly referred to as "big-five, then a nationally recognized firm of at least one hundred and fifty (150) partners or principals who are certified public accountants), after reasonable notice, at reasonable times, and no more than once in any calendar year, to examine Landlord's books and records relating to the operation of the Building to determine the accuracy of the Actual Statement, and the extent to which it complies with the Definition of Operating Expenses as described in Exhibit C of this Lease. If such examination reveals that Landlord has overcharged Tenant, then within thirty (30) days after the results of such examination are made available to Landlord, Landlord shall reimburse Tenant the amount of such overcharge. If Landlord desires to contest the results of such examination, Landlord may do so by submitting the results of the examination to arbitration through JAMS San Jose or San Francisco offices within thirty (30) days of receipt of the results of the examination, and the arbitration shall be final and binding upon Landlord and Tenant. Tenant agrees to pay the cost of such examinations, provided that, if the examination and/or arbitration process finally determines that

Landlord's determination of Operating Expenses was in error in Landlord's favor by more than five percent (5%) of the amount of the Actual Statement, Landlord shall pay the cost of such examinations.

(e) MISCELLANEOUS. Any reasonable delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Paragraph 6 will not constitute a waiver of its right to require an increase in rent nor will it relieve Tenant of its obligations pursuant to this Paragraph 6, except that Tenant will not be obligated to make any payments based on such Estimate Statement or Actual Statement until thirty (30) days after receipt of such Estimate Statement or Actual Statement. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Operating Expenses for the year in which this Lease terminates, Tenant agrees to promptly pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall promptly be rebated by Landlord to Tenant. Such obligation will be a continuing one that will survive the expiration or earlier termination of this Lease.

7.   SECURITY DEPOSIT.

(a) Cash Security Deposit. Concurrently with Tenant's execution of this Lease, Tenant will deposit with Landlord the Security Deposit designated in Subparagraph 1(o). The Security Deposit will be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term hereof. If Tenant fully and faithfully performs its obligations under this Lease, including, without limitation, surrendering the Premises upon the expiration or sooner termination of this Lease in compliance with Subparagraph 11(a) below, the Security Deposit or any balance thereof will be returned to Tenant (or, at Tenant's direction, to the last assignee of Tenant's interest hereunder) within thirty (30) days following the expiration of the Lease Term or as required under applicable law, provided that Landlord may retain the Security Deposit until such time as any outstanding rent or additional rent amount has been determined and paid in full. The Security Deposit is not, and may not be construed by Tenant to constitute, rent for the last month or any portion thereof. If Tenant defaults with respect to any provisions of this Lease including, but not limited to, the provisions relating to the payment of rent or additional rent, Landlord may (but will not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant agrees, within ten (10) business days after Landlord's written demand therefor, to deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall constitute a default under this Lease. Landlord is not required to keep Tenant's Security Deposit separate from its general funds, and Tenant is not entitled to interest on such Security Deposit. Should Landlord sell its interest in the Premises during the Term hereof, Landlord will comply with its obligations under California Civil Code
Section 1950.7(d) with regard to the relief of Landlord for further liability with respect to the Security Deposit.

(b) Optional Letter of Credit. At Tenant's election, in lieu of the cash portion of the security deposit of $56,156, Tenant may deliver to Landlord an unconditional, irrevocable letter of credit in the amount of Fifty-Six Thousand One Hundred Fifty-Six Dollars ($56,156) naming Landlord as beneficiary, which letter of credit shall be transferable to any future owner of the Premises or any mortgagee, and with an original term of no less than one year and automatic extensions through the end of the Term of this Lease and sixty (60) days thereafter to secure the full and faithful performance of each and every obligation, covenant and condition to be performed or satisfied by Tenant hereunder (the "Letter of Credit"). The Letter of Credit shall be issued by a financial institution reasonably acceptable to Landlord which accepts deposits, maintains accounts, is FDIC insured and has a local San Jose, or San Francisco or Oakland office which will negotiate the Letter of Credit. Tenant shall keep the Letter of Credit, at its expense, in full force and effect until the sixtieth (60th) day after the Expiration Date or earlier termination of this Lease, to insure the faithful performance by Tenant of all of the covenants, terms and conditions of this Lease. The Letter of Credit shall provide sixty
(60) days' prior written notice to Landlord of cancellation, material change or (if automatic extensions are not provided and granted by the issuer) non-extension thereof, and shall further provide that in the event of a nonextension of the Letter of Credit at least thirty (30) days prior to its expiration, the beneficiary shall be entitled to present its written demand for payment of the entire face amount of the Letter of Credit, and the funds so obtained shall be held as the security deposit under this Lease. Any unused portion of the funds so obtained by Landlord shall be returned to Tenant upon replacement of the Letter of Credit or deposit by Tenant of immediately available funds in the full amount required hereunder. If Landlord uses any portion of the Letter of Credit security deposit to cure any default by Tenant hereunder, Tenant shall replace the Letter of Credit or replenish the security deposit with immediately available funds to the original amount within ten (10) business days of notice from Landlord. Landlord shall not be required to keep any cash security funds separate from its general funds, and shall not be required to pay interest thereon. If an event of default occurs under this Lease beyond any applicable grace or cure periods, Landlord may present its written demand for payment of the amount due to Landlord and the funds so obtained from the Letter of Credit shall become due and payable to Landlord. The terms of Subparagraph 7(a) shall apply to Landlord's and Tenant's respective rights and obligations regarding the Letter of Credit and, if Tenant elects to provide the Letter of Credit, Landlord shall have the right to review and approve the form thereof, including the language of any draw certificate, prior to issuance of the Letter of Credit.

(c) REDUCTION OF SECURITY DEPOSIT. The amount of the Security Deposit may be reduced to a total amount of $14,841 at any time after the first (1st) anniversary of the Lease Commencement Date, so long as (i) Tenant is not in default beyond any applicable grace or cure period (provided that no reduction shall occur until any such existing default has been cured within the applicable period) under the Lease on the proposed reduction date, and (ii) Tenant has achieved at least two (2) consecutive quarters of profitability with net profit of an amount at least equal to one hundred fifty percent (150%) of the then current annual rent for the Premises (including Tenant's percentage of Operating Expenses). The foregoing calculations shall be made in accordance with GAAP as shown on certified, audited financial statements of Tenant.

8.   USE.

(a) TENANT'S USE OF THE PREMISES. The Premises may be used for the use or uses set forth in Subparagraph 1(r) only, and Tenant will not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion. Nothing in this Lease will be deemed to give Tenant any exclusive right to such use in the Building or the Project.

(b) COMPLIANCE. At Tenant's sole cost and expense, Tenant agrees to procure, maintain and hold available for Landlord's inspection, all governmental licenses and permits required for the proper and lawful conduct of Tenant's business from the Premises, if any. Tenant agrees not to use, alter or occupy the Premises, and Tenant, at its sole cost and expense, agrees to use and occupy the Premises and cause the Premises to be used and occupied in compliance with: (i) any and all laws, statutes, zoning restrictions, ordinances, rules, regulations, orders and rulings now or hereafter in force and any requirements of any insurer, insurance authority or duly constituted public authority having jurisdiction over the Premises, the Building or the Project now or hereafter in force, including, without limitation, the provisions of Title III of the Americans With Disabilities Act of 1990, as same has been and may be subsequently amended, and all rules and regulations promulgated pursuant thereto (the "ADA"), as it relates to Tenant's use, alteration and occupancy of the Premises, (ii) the requirements of the Board of Fire Underwriters and any other similar body, and
(iii) any recorded covenants, conditions and restrictions and similar regulatory agreements, if any, which affect the use, occupation or alteration of the Premises and/or the Building. Notwithstanding the forgoing, however, Tenant shall not be required to perform any alterations or other modifications to the Premises or other portions of the Project required by any applicable laws (including, but not limited to, the ADA) unless such alterations or modifications are related to or affected or triggered by (i) Alterations made by Tenant or (ii) Tenant's particular use of the Premises (as opposed to Tenant's use of the Premises for general office purposes). Landlord shall be responsible, at Landlord's sole cost and expense, for causing the Premises to comply with all applicable laws (including, but not limited to, the ADA), in effect as of the Commencement Date. After the Commencement Date, Landlord shall comply with all applicable laws affecting those portions of the Project for which Landlord is responsible under this Lease. Tenant agrees not to do or permit (to the extent of Tenant's reasonable control) anything to be done in or about the Premises which will unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or unreasonably annoy them, or use or allow the Premises to be used for any unlawful purpose. Tenant agrees not to cause, maintain or permit (to the extent of Tenant's reasonable control) any nuisance or waste in, on, under or about the Premises or elsewhere within the Project.

(c) HAZARDOUS MATERIALS. To the best of Landlord's knowledge, as of the Commencement Date, no "Hazardous Materials" (as defined below) have been stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Project. To the fullest extent permitted by law, Landlord agrees to promptly indemnify, protect, defend and hold harmless Tenant and Tenant's partners, officers, directors, employees, agents, successors and assigns from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused or permitted (subject to Landlord's reasonable control) by Landlord, its agents, employees, assignees, licensees, contractors or invitees. Except for ordinary and general office supplies typically used in the ordinary course of business within office buildings, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute Hazardous Materials), Tenant agrees not to cause or permit (to the extent of Tenant's reasonable control) any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Project by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, "Tenant's Parties"), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant's Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "Landlord Indemnified Parties") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused or permitted (subject to Tenant's reasonable control) by Tenant or any of Tenant's Parties (regardless of whether or not Landlord consented to Tenant's use of such Hazardous Materials). Nothing contained in this subparagraph shall impose liability on Tenant for any Hazardous Materials which come to be located on, under or in the Project due to the actions of Landlord, any other tenant of the Project, or any other person over which Tenant does not have the power to exercise control. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials at the Premises, the Building or any other portion of the Project which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant's Parties (subject to Tenant's reasonable control), Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord's mortgagee(s). As used in this Lease, the term "Hazardous Materials" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), and freon and other chlorofluorocarbons. The provisions of this Subparagraph 8(c) will survive the expiration or earlier termination of this Lease.

9. NOTICES. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by overnight courier or an express mailing service) or by mail, if sent by registered or certified mail. Notices to Tenant shall be sufficient if delivered to Tenant at the address designated in Subparagraph 1(d) and notices to Landlord shall be sufficient if delivered to Landlord at the address designated in Subparagraph 1(b). Either party may specify a different address for notice purposes by written notice to the other, except that the Landlord may in any event use the Premises as Tenant's address for notice purposes.

10. BROKERS. The parties acknowledge that the broker(s) who negotiated this Lease are stated in Subparagraph 1(t). Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and
(b) is or might be entitled to a commission or compensation in connection with this Lease. Landlord and Tenant each agree to promptly indemnify, protect, defend and hold harmless the other from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys' fees and court costs) resulting from any breach by the indemnifying party of the foregoing representation, including, without limitation, any claims that may be asserted by any broker, agent or finder undisclosed by the indemnifying party. The foregoing mutual indemnity shall survive the expiration or earlier termination of this Lease.

11.  SURRENDER; HOLDING OVER.

(a) SURRENDER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger, and shall, at the option of Landlord, operate as an assignment to Landlord of any or all subleases or subtenancies. Upon the expiration or earlier termination of this Lease, Tenant agrees to peaceably surrender the Premises to Landlord broom clean and in a state of good order, repair and condition, ordinary wear and tear and casualty damage (if this Lease is terminated as a result thereof pursuant to Paragraph
20) excepted, with all of Tenant's personal property and Alterations (as defined in Paragraph 13) removed from the Premises to the extent required under Paragraph 13 and all damage caused by such removal repaired as required by Paragraph 13. Prior to the date Tenant is to actually surrender the Premises to Landlord, Tenant agrees to give Landlord reasonable prior notice of the exact date Tenant will surrender the Premises so that Landlord and Tenant can schedule a walk-through of the Premises to review the condition of the Premises. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof alone will not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

(b) HOLDING OVER. Tenant will not be permitted to hold over possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. If Tenant holds over after the expiration or earlier termination of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, and such continued occupancy by Tenant shall be subject to all of the terms, covenants and conditions of this Lease, so far as applicable, except that the Monthly Base Rent for any such holdover period shall be equal to one hundred fifty percent (150%) of the Monthly Base Rent in effect under this Lease immediately prior to such holdover, prorated on a daily basis. Acceptance by Landlord of rent after such expiration or earlier termination will not result in a renewal of this Lease. The foregoing provisions of this Paragraph 11 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord under this Lease or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease in accordance with the terms of this Paragraph 11 despite demand to do so by Landlord, Tenant agrees to promptly indemnify, protect, defend and hold Landlord harmless from all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys' fees and costs), including, without limitation, costs and expenses incurred by Landlord in returning the Premises to the condition in which Tenant was to surrender it and claims made by any succeeding tenant founded on or resulting from Tenant's failure to surrender the Premises. The provisions of this Subparagraph 11(b) will survive the expiration or earlier termination of this Lease.

12. TAXES ON TENANT'S PROPERTY. Tenant agrees to pay before delinquency, all taxes and assessments (real and personal) levied against any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures). If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, in which event Tenant agrees to reimburse Landlord all amounts paid by Landlord within thirty (30) days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, will have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

13. ALTERATIONS. After installation of the initial Tenant Improvements for the Premises pursuant to EXHIBIT "B", Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations to the Premises (collectively, "Alterations") subject to and upon the following terms and conditions:

(a) PROHIBITED ALTERATIONS. Tenant may not make any Alterations which: (i) affect any area outside the Premises; (ii) affect the Building's structure, the proper functioning of the equipment, services or systems, or unreasonably limit Landlord's access thereto; (iii) affect the outside appearance, character or use of the Building or the Building Common Areas; (iv) in the reasonable opinion of Landlord, lessen the value of the Building; or (v) will violate or require a change in any occupancy certificate applicable to the Premises.

(b) LANDLORD'S APPROVAL. Before proceeding with any Alterations which are not prohibited in Subparagraph 13(a) above, Tenant must first obtain Landlord's written approval of the plans, specifications and working drawings for such Alterations, which approval Landlord will not unreasonably withhold or delay; provided, however, Landlord's prior approval will not be required for any such Alterations which are not prohibited by Subparagraph 13(a) above and which cost less than Twenty-Five Thousand Dollars ($25,000) as long as (i) Tenant delivers to Landlord notice and a copy of any final plans, specifications and working drawings for any such Alterations at least ten (10) days prior to commencement of the work thereof, and (ii) the other conditions of this Paragraph 13 are satisfied, including, without limitation, conforming to Landlord's rules, regulations and insurance requirements which govern contractors. Landlord's approval of plans, specifications and/or working drawings for Alterations will not create any responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with applicable permits, laws, rules and regulations of governmental agencies or authorities. Landlord's failure to approve or disapprove any matter subject to its approval pursuant to this Paragraph 13 within ten (10) business days after receipt of a request therefor from Tenant shall be deemed approval of such matter.

(c) CONTRACTORS. Alterations may be made or installed only by contractors and subcontractors that have been approved by Landlord, which approval Landlord will not unreasonably withhold or delay. Before proceeding with any Alterations, Tenant agrees to provide Landlord with ten (10) days prior written notice and Tenant's contractors must obtain and maintain, on behalf of Tenant and at Tenant's sole cost and expense, all necessary governmental permits and approvals for the commencement and completion of such Alterations. Throughout the performance of any Alterations, Tenant agrees to obtain, or cause its contractors to obtain, workers compensation insurance and general liability insurance in compliance with the provisions of Paragraph 19 of this Lease.

(d) MANNER OF PERFORMANCE. All Alterations must be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) in a first-class and workmanlike manner; (iii) in compliance with all applicable permits, laws, statutes, ordinances, rules, regulations, orders and rulings now or hereafter in effect and imposed by any governmental agencies and authorities which assert jurisdiction; (iv) in such a manner so as not to unreasonably interfere with the occupancy of any other tenant in the Building, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Building; (v) at such times, in such manner, and subject to such reasonable rules and regulations as Landlord may from time to time reasonably designate, and (vi) in compliance with Paragraph 15.

(e) OWNERSHIP. The Tenant Improvements, including, without limitation, all affixed sinks, dishwashers, microwave ovens and other fixtures, and all Alterations will become the property of Landlord and will remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord may, by written notice delivered to Tenant concurrently with Landlord's approval of the final working drawings for any Alterations, identify those Alterations which Landlord will require Tenant to remove at the end of the Term of this Lease. If Landlord requires Tenant to remove any Alterations, Tenant, at its sole cost and expense, agrees to remove the identified Alterations on or before the expiration or earlier termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord's option, Tenant agrees to pay to Landlord all of Landlord's costs of such removal and repair).

(f) PLAN REVIEW. Tenant agrees to pay Landlord, as additional rent, the reasonable costs of professional services and costs for general conditions of Landlord's third party consultants if utilized by Landlord (but not Landlord's "in-house" personnel) for review of all plans, specifications and working drawings for any Alterations, within ten (10) business days after Tenant's receipt of invoices either from Landlord or such consultants; provided that Tenant's total obligation for any Alteration project shall not exceed One Thousand Dollars ($1,000).

(g) PERSONAL PROPERTY. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including Tenant's business and trade fixtures, furniture, movable partitions and equipment [such as telephones, copy machines, computer terminals, refrigerators and facsimile machines]) will be and remain the property of Tenant, and must be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or earlier termination of this Lease. Tenant agrees to repair any damage caused by such removal at its cost on or before the expiration or earlier termination of this Lease.

(h) REMOVAL OF ALTERATIONS. If Tenant fails to remove by the expiration or earlier termination of this Lease all of its personal property, or any Alterations identified by Landlord for removal, Landlord may, at its option, treat personal property and/or Alterations as abandoned and, at Tenant's sole cost and expense, and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items; and/or (b) upon ten (10) business days prior notice to Tenant, sell, discard or otherwise dispose of all or any such items at private or public sale for such price as Landlord may obtain or by other commercially reasonable means. Tenant shall be liable for all costs of disposition of Tenant's abandoned property and Landlord shall have no liability to Tenant with respect to any such abandoned property. Landlord agrees to apply the proceeds of any sale of any such property to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

14.  REPAIRS.

(a) LANDLORD'S OBLIGATIONS. Landlord agrees to keep, repair, preserve and maintain in first class condition and repair the Common Areas, the structural portions of the Building, the roof, and the plumbing, heating, ventilating, air conditioning, elevator and electrical systems installed or furnished by Landlord, unless such maintenance and repairs are (i) attributable to items installed in Tenant's Premises which are above standard interior improvements (such as, for example, custom lighting, special HVAC and/or electrical panels or systems, kitchen or restroom facilities and appliances constructed or installed within Tenant's Premises) or (ii) caused in part or in whole by the breach by Tenant of its obligations under this Lease, or any negligent or wrongful act by Tenant, its agents, servants, employees or invitees, in which case Tenant will pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Landlord will not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant, which shall not exceed thirty (30) days in the ordinary course of business, or such shorter time as is reasonable in the event of an emergency. Except as provided in Paragraph 20 or Paragraph 23, Tenant will not be entitled to any abatement of rent and Landlord will not have any liability by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute, ordinance, rule, regulation, order or ruling (including, without limitation, the provisions of California Civil Code Sections 1941 and 1942 and any successor statutes or laws of a similar nature).

(b) TENANT'S OBLIGATIONS. Tenant agrees to keep, maintain and preserve the Premises in first class condition and repair and, when and if needed, at Tenant's sole cost and expense, to make all repairs to the Premises and every part thereof. Tenant agrees to cause any mechanics' liens or other liens arising as a result of work performed by Tenant or at Tenant's direction to be eliminated as provided in Paragraph 15 below. Except as provided in Subparagraph 14(a) above and EXHIBIT "B", Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.

(c) TENANT'S FAILURE TO REPAIR. Tenant shall have thirty (30) days from the date on which Landlord makes a written demand on Tenant to repair and maintain the Premises properly, as required hereunder to the reasonable satisfaction of Landlord, to perform such repairs and maintenance (or commence to perform, if the nature of the performance is such that more than thirty (30) days is reasonably required), or, if Tenant is required to use the Landlord's contractor, as provided in Paragraph 14(b), upon such date as Landlord's contractor is able to complete such repairs. If Tenant fails to perform such repairs or maintenance as required under this Lease, Landlord may enter upon the Premises and make such repairs and/or maintenance. If Landlord does enter upon the Premises for such purposes as discussed herein, Landlord shall not unreasonably interfere with Tenant's use of the Premises in performing such repairs and/or maintenance, shall perform such repairs and/or maintenance in the presence of a representative of Tenant (except in the case of emergencies) and shall take appropriate measures to protect the confidentiality of Tenant's files. Upon completion of such repairs and/or maintenance, Tenant agrees to pay to Landlord as additional rent, Landlord's costs for making such repairs plus an amount not to exceed ten percent (10%) of such costs for overhead, within ten
(10) business days of receipt from Landlord of a written itemized bill therefor. Any amounts not reimbursed by Tenant within such ten (10) business day period will bear interest at the Interest Rate until paid by Tenant.

15. LIENS. Tenant agrees not to permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Project, the Building or the Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. At Landlord's request, Tenant agrees to provide Landlord with enforceable, conditional and final lien releases (or other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials at the Premises. Landlord will have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant will, at its sole cost, promptly cause such liens to be released of record or bonded so that it no longer affects title to the Project, the Building or the Premises. If Tenant fails to cause any such liens to be so released or bonded within twenty (20) days after Tenant receives notice of the filing thereof, such failure will be deemed a material breach by Tenant under this Lease without the benefit of any additional notice or cure period described in Paragraph 22 below, and Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claims giving rise to such liens. Tenant agrees to pay to Landlord within ten (10) business days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

16. ENTRY BY LANDLORD. Landlord and its employees and agents will at all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, and/or to repair the Premises as permitted or required by this Lease. In exercising such entry rights, Landlord shall not unreasonably interfere with Tenant's business, and will provide Tenant with reasonable advance notice of any such entry (except in emergency situations). Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that access to or use of the Premises is not thereby impeded. Landlord will at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant's vaults and safes. Landlord will have the right to use any and all means that Landlord may reasonably deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, will not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises. Landlord will not be liable to Tenant for any damages or losses for any entry by Landlord effected by the foregoing, except in the case of Landlord's negligence or willful misconduct.

17. UTILITIES AND SERVICES. Throughout the Term of the Lease so long as the Premises are occupied, Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services attached hereto as EXHIBIT "D", subject to the conditions and in accordance with the standards set forth therein. Landlord may require Tenant from time to time to provide Landlord with a list of Tenant's employees and/or agents that are authorized by Tenant to subscribe on behalf of Tenant for any additional services which may be provided by Landlord. Any such additional services will be provided to Tenant at Tenant's cost, but at no profit to Landlord. Landlord will not be liable to Tenant for any failure to furnish any of the foregoing utilities and services if such failure is caused by all or any of the following: (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action or inaction; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or (v) any other cause beyond Landlord's reasonable control. In addition, in the event of any stoppage or interruption of services or utilities, Tenant shall not be entitled to any abatement or reduction of rent (except as expressly provided in Subparagraphs 20(f), 21(b) or 23), no eviction of Tenant will result from such failure and Tenant will not be relieved from the performance of any covenant or agreement in this Lease because of such failure. In the event of any failure, stoppage or interruption thereof, Landlord agrees to diligently attempt to resume service promptly. If Tenant requires or utilizes more water or electrical power than is considered reasonable or normal for general office use by Landlord, Landlord may at its option require Tenant to pay, as additional rent, the cost, as fairly determined by Landlord, incurred by such extraordinary usage and/or Landlord may install separate meter(s) for the Premises, at Tenant's sole expense, and Tenant agrees thereafter to pay all charges of the utility providing service and Landlord will deduct any amounts for said water or electrical power from Tenant's Operating Expenses calculation to account for the fact Tenant is directly paying such metered charges, provided Tenant will remain obligated to pay its proportionate share of Operating Expenses subject to such adjustment. Landlord shall have the right at any time and from time-to-time during the Term of the Lease to contract for service from any company or companies providing electricity service ("Service Provider"). Tenant shall cooperate with Landlord and the Service Provider at all times and, as reasonably necessary, shall allow Landlord and Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises. Provided Landlord is not in breach of its obligations under this Lease, and is not negligent or engaged in willful misconduct, Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Service Provider is no longer available or suitable for Tenant's requirements, no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

18.  ASSUMPTION OF RISK AND INDEMNIFICATION.

(a) ASSUMPTION OF RISK. Tenant, as a material part of the consideration to Landlord, hereby agrees that neither Landlord nor any Landlord Indemnified Parties (as defined in Subparagraph 8(c) above) will be liable to Tenant for, and Tenant expressly assumes the risk of and waives any and all claims it may have against Landlord or any Landlord Indemnified Parties with respect to, (i) any and all damage to property or injury to persons in, upon or about the Premises, the Building or the Project resulting from any act or omission of Landlord, except to the extent of Landlord's breach of its obligations under this Lease, negligence or willful misconduct, (ii) any such damage caused by other tenants or persons in or about the Building or the Project, or caused by quasi-public work, (iii) any loss of or damage to property by theft or otherwise, or (iv) any injury or damage to persons or property resulting from any casualty, explosion, falling plaster or other masonry or glass, steam, gas, electricity, water or rain which may leak from any part of the Building or any other portion of the Project or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place, or resulting from dampness. Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor any Landlord Indemnified Parties will be liable for consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any Tenant Parties. Tenant agrees to give prompt notice to Landlord in case of fire or accidents in the Premises or the Building, or of defects therein or in the fixtures or equipment.

(b) INDEMNIFICATION. Tenant will be liable for, and agrees, to the maximum extent permissible under applicable law, to promptly indemnify, protect, defend and hold harmless Landlord and all Landlord Indemnified Parties, from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs, including attorneys' fees and court costs (collectively, "Indemnified Claims"), arising or resulting from (i) any act or omission of Tenant or any Tenant Parties (as defined in Subparagraph 8(c) above); (ii) the use of the Premises and Common Areas and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere within the Project; and/or (iii) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, agrees to promptly defend the same at Tenant's sole cost and expense by counsel approved in writing by Landlord, which approval Landlord will not unreasonably withhold. Notwithstanding the foregoing, Tenant's indemnity shall not include any

Indemnified Claims attributable to the breach of this Lease by Landlord, or its negligence or willful misconduct.

(c) SURVIVAL; NO RELEASE OF INSURERS. Tenant's indemnification obligations under Subparagraph 18(b) will survive the expiration or earlier termination of this Lease. Tenant's covenants, agreements and indemnification obligation in Subparagraphs 18(a) and 18(b) above, are not intended to and will not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

19.  INSURANCE.

(a) TENANT'S INSURANCE. On or before the earlier to occur of (i) the Commencement Date, or (ii) the date Tenant commences any work of any type in the Premises pursuant to this Lease (which may be prior to the Commencement Date), and continuing throughout the entire Term hereof and any other period of occupancy, Tenant agrees to keep in full force and effect, at its sole cost and expense, the following insurance:

          (i) "All Risks" property insurance including at least the following perils: fire and extended coverage, smoke damage, vandalism, malicious mischief, sprinkler leakage (including earthquake sprinkler leakage). This insurance policy must be upon all property owned by Tenant, for which Tenant is legally liable, or which is installed at Tenant's expense, and which is located in the Building including, without limitation, any Alterations, and all furniture, fittings, installations, fixtures and any other personal property of Tenant, in an amount not less than the full replacement cost thereof.

          (ii) Commercial General Liability Insurance or Comprehensive General Liability Insurance (on an occurrence form) insuring bodily injury, personal injury and property damage including the following divisions and extensions of coverage: Premises and Operations; Owners and Contractors protective; blanket contractual liability (including coverage for Tenant's indemnity obligations under this Lease); products and completed operations; and fire and water damage legal liability in an amount sufficient to cover the replacement value of the Premises, including Tenant Improvements, that are rented under the terms of this Lease. Such insurance must have the following minimum limits of liability: bodily injury, personal injury and property damage - $2,000,000 each occurrence, provided that if liability coverage is provided by a Commercial General Liability policy the general aggregate limit shall apply separately and in total to this location only (per location general aggregate), and provided further, such minimum limits of liability may be adjusted from year to year to reflect increases in coverages as reasonably recommended by Landlord's insurance carrier as being prudent and commercially reasonable for tenants of first class office buildings comparable to the Building, rounded to the nearest five hundred thousand dollars.

          (iii) Worker's Compensation as required by the laws of the State with the following minimum limits of liability: Coverage A - statutory benefits; Coverage B - $1,000,000 per accident and disease. Tenant shall also obtain and furnish evidence to Landlord of the waiver by Tenant's worker's compensation insurance carrier of all rights of recovery by way of subrogation against Landlord, so long as the insurance is not invalidated thereby.

          (iv) Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts, and for insurance risks against which, a prudent tenant would protect itself, but only to the extent coverage for such risks and amounts are available in the insurance market at commercially acceptable rates. Landlord makes no representation that the limits of liability required to be carried by Tenant under the terms of this Lease are adequate to protect Tenant's interests and Tenant should obtain such additional insurance or increased liability limits as Tenant deems appropriate.

(b)  SUPPLEMENTAL TENANT INSURANCE REQUIREMENTS.

          (i) All policies must be in a form reasonably satisfactory to Landlord and issued by an insurer admitted to do business in the State.

          (ii) All policies must be issued by insurers with a policyholder rating of "A-" and a financial rating of "VII" in the most recent version of Best's Key Rating Guide.

          (iii) All policies must contain a requirement to notify Landlord (and Landlord's property manager and any mortgagees or ground lessors of Landlord who are named as additional insureds, if any) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof. Tenant agrees to deliver to Landlord, as soon as practicable after placing the required insurance, but in any event within the time frame specified in Subparagraph 19(a) above, certificate(s) of insurance and/or if required by Landlord, certified copies of each policy evidencing the existence of such insurance and Tenant's compliance with the provisions of this Paragraph 19. Tenant agrees to cause replacement policies or certificates to be delivered to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies. If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein, then upon three (3) business day's notice Landlord will have the right, but not the obligation, to procure such insurance as Landlord deems necessary to protect Landlord's interests at Tenant's expense. If Landlord obtains any insurance that is the responsibility of Tenant under this Paragraph 19, Landlord agrees to deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Tenant agrees to promptly reimburse Landlord for such costs as additional rent.

          (iv) General Liability policies under Subparagraphs 19(a)(iii) and 19(a)(iv) must name Landlord and Landlord's property manager (and at Landlord's request, Landlord's mortgagees and ground lessors of which Tenant has been informed in writing) as additional insureds and must also contain a provision that the insurance afforded by such policy is primary insurance and any insurance carried by Landlord and Landlord's property manager or Landlord's mortgagees or ground lessors, if any, will be excess over and non-contributing with Tenant's insurance.

(c) LANDLORD'S INSURANCE. Landlord shall obtain and maintain during the Term such insurance on the Building as it may deem necessary or desirable, including, without limitation, the following: (i) commercial general liability insurance with a per-occurrence limit for personal injury and property damage in an amount not less than $2,000,000, with a general aggregate limit of not less than $4,000,000, (ii) employer's liability and workers' compensation insurance as required by law, and (iii) "all-risk" insurance against loss or damage to the Building, including earthquake (to the extent available at commercially reasonable rates as determined by Landlord in its reasonable judgment) and flood (if the Project is located in a flood zone), in an amount not less than ninety percent (90%) of the full replacement cost thereof. Landlord shall determine the amount of deductibles on all such insurance policies based on its reasonable judgment, including consideration of premium costs, loss history, industry practice and other factors it may deem relevant.

(d) TENANT'S USE. Tenant will not keep, use, sell or offer for sale in or upon the Premises any article that may be prohibited by any insurance policy periodically in force covering the Building or the Project Common Areas. If Tenant's occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building or the Project Common Areas or results in the need for Landlord to maintain special or additional insurance, Tenant agrees to pay Landlord the cost of any such increase in premiums or special or additional coverage as additional rent within ten (10) business days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Building, the Project Common Areas or the Tenant Improvements showing the various components of such rate, will be conclusive evidence of the several items and charges which make up such rate. Tenant agrees to promptly comply with all reasonable requirements of the insurance authority relating to the Premises.

(e) CANCELLATION OF LANDLORD'S POLICIES. If any of Landlord's insurance policies are cancelled or cancellation is threatened or the coverage reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone within Tenant's reasonable control who Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within three
(3) business days after notice thereof, Tenant will be deemed to be in material default of this Lease and Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay Landlord the reasonable costs of such remedy as additional rent. If Landlord is unable, or elects not to remedy such condition, then Landlord will have all of the remedies provided for in this Lease in the event of a default by Tenant.

(f)  WAIVER OF CLAIMS; WAIVER OF SUBROGATION.

          (i) Landlord and Tenant hereby waive their rights against each other with respect to any claims or damages or losses which are caused by or result from (a) damage to property or loss of income insured against under any insurance policy carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage or loss, or (b) damage to property or loss of income which would have been covered under any insurance required to be obtained and maintained by Landlord or Tenant (as the case may be) under this Paragraph 19 of this Lease (as applicable) had such insurance been obtained and maintained as required therein. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

          (ii) Each party shall cause each property and loss of income insurance policy required to be obtained by it pursuant to this Paragraph 19 to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, in connection with any claims, losses and damages covered by such policy. If either party fails to maintain property or loss of income insurance required hereunder, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

20.  DAMAGE OR DESTRUCTION.

(a) PARTIAL DESTRUCTION. If the Premises or the Building are damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord's contractor reasonably estimates in a writing delivered to Landlord and Tenant that the damage thereto may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred eighty (180) days from the date of such casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant's insurance which Tenant is required to deliver to Landlord pursuant to Subparagraph 20(e) below to cover Tenant's obligation for the costs of repair, reconstruction and restoration of any portion of any Alterations for which Tenant is responsible under this Lease), or Landlord would have received such proceeds had Landlord maintained the insurance required of it under Paragraph 19, then Landlord agrees to commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease will continue in full force and effect.

(b) SUBSTANTIAL DESTRUCTION. Any damage or destruction to the Premises or the Building which Landlord is not obligated to repair pursuant to Subparagraph 20(a) above will be deemed a substantial destruction. In the event of a substantial destruction, Landlord may elect to either (i) repair, reconstruct and restore the portion of the Building or the Premises damaged by such casualty, in which case this Lease will continue in full force and effect, subject to Tenant's termination right contained in Subparagraph 20(d) below; or
(ii) terminate this Lease effective as of the date which is thirty (30) days after Tenant's receipt of Landlord's election to so terminate.

(c) NOTICE. Under any of the conditions of Subparagraph 20(a) or (b) above, Landlord agrees to give written notice to Tenant of its intention to repair or terminate, as permitted in such paragraphs, within the earlier of thirty (30) days after the occurrence of such casualty, or ten (10) days after Landlord's receipt of the estimate from Landlord's contractor, but in no event longer than sixty (60) days after the casualty (the applicable time period to be referred to herein as the "Notice Period").

(d) TENANT'S TERMINATION RIGHTS. If Landlord elects to repair, reconstruct and restore pursuant to Subparagraph 20(b)(i) hereinabove, and if Landlord's contractor estimates that as a result of such damage, Tenant cannot be given reasonable use of and access to the Premises within one hundred eight (180) days after the date of such damage, then Tenant may terminate this Lease effective upon delivery of written notice to Landlord within thirty (30) days after Landlord delivers notice to Tenant of its election to so repair, reconstruct or restore.

(e) TENANT'S COSTS AND INSURANCE PROCEEDS. In the event of any damage or destruction of all or any part of the Premises, Tenant agrees to immediately (i) notify Landlord thereof, and (ii) deliver to Landlord all property insurance proceeds received by Tenant with respect to any Alterations, but excluding proceeds for Tenant's furniture, fixtures, equipment and other personal property, whether or not this Lease is terminated as permitted in this Paragraph 20, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, due to Tenant's failure to obtain insurance for the full replacement cost of any Alterations, Tenant fails to receive insurance proceeds covering the full replacement cost of any Alterations which are damaged, Tenant will be deemed to have self-insured the replacement cost of such items, and upon any damage or destruction thereto, Tenant agrees to immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord's or Tenant's insurance with respect to such items.

(f) ABATEMENT OF RENT. In the event of any damage, repair, reconstruction and/or restoration described in this Paragraph 20, rent will be abated or reduced, as the case may be, from the date of such casualty, in proportion to the degree to which Tenant's use of the Premises is impaired during such period of repair until such use is restored. Except for abatement of rent as provided hereinabove, Tenant will not be entitled to any compensation or damages for loss of, or interference with, Tenant's business or use or access of all or any part of the Premises or for lost profits or any other consequential damages of any kind or nature, which result from any such damage, repair, reconstruction or restoration.

(g) INABILITY TO COMPLETE. Notwithstanding anything to the contrary contained in this Paragraph 20, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or the Premises pursuant to Subparagraph 20(a) or 20(b)(i) above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is sixty (60) days after the date estimated by Landlord's contractor for completion thereof by reason of any causes (other than delays caused by Tenant, its subtenants, employees, agents or contractors or delays which are beyond the reasonable control of Landlord as described in Paragraph32), then Tenant may elect to terminate this Lease upon ten (10) days prior written notice given to Landlord after the expiration of such ninety (90) day period.

(h) DAMAGE NEAR END OF TERM. Landlord and Tenant shall each have the right to terminate this Lease if any damage to the Premises occurs during the last twelve
(12) months of the Term of this Lease where Landlord's contractor estimates in a writing delivered to Landlord and Tenant that the repair, reconstruction or restoration of such damage cannot be completed within sixty (60) days after the date of such casualty. If either party desires to terminate this Lease under this Subparagraph (h), it shall provide written notice to the other party of such election within ten (10) business days after receipt of Landlord's contractor's repair estimates.

(i) WAIVER OF TERMINATION RIGHT. Landlord and Tenant agree that the foregoing provisions of this Paragraph 20 are to govern their respective rights and obligations in the event of any damage or destruction and supersede and are in lieu of the provisions of any applicable law, statute, ordinance, rule, regulation, order or ruling now or hereafter in force which provide remedies for damage or destruction of leased premises (including, without limitation, the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 and any successor statute or laws of a similar nature).

(j) TERMINATION. Upon any termination of this Lease under any of the provisions of this Paragraph 20, the parties will be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have accrued and are unpaid as of the date of termination and matters which are to survive any termination of this Lease as provided in this Lease.

21.  EMINENT DOMAIN.

(a) SUBSTANTIAL TAKING. If the whole of the Premises or the Project, or such part thereof as shall substantially interfere with Tenant's use and occupancy of the Premises, as contemplated by this Lease, is taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party will have the right to terminate this Lease effective as of the date possession is required to be surrendered to such authority.

(b) PARTIAL TAKING; ABATEMENT OF RENT. In the event of a taking of a portion of the Premises, the Project, or the parking spaces for the Project or any portion thereof, which does not substantially interfere with Tenant's use and occupancy of the Premises, then, neither party will have the right to terminate this Lease and Landlord will thereafter proceed to make a functional unit of the remaining portion of the Premises or the Project (but only to the extent Landlord receives proceeds therefor from the condemning authority), and rent will be abated with respect to the part of the Premises which Tenant is deprived of on account of such taking.

(c) CONDEMNATION AWARD. In connection with any taking of the Premises or the Building, Landlord will be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award will be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value will be the sole property of Landlord. Tenant agrees not to assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant will have the right to recover from the condemning authority (but not from Landlord) the value of Tenant Improvements or Alterations to the Premises installed by or at the cost of Tenant, and any other compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant's furniture, fixtures, equipment and other personal property within the Premises, for Tenant's relocation expenses, and for any loss of goodwill or other damage to Tenant's business by reason of such taking.

(d) TEMPORARY TAKING. In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease will remain unaffected thereby and rent will abate for the duration of the taking in proportion to the extent Tenant's use of the Premises is interfered with, and (ii) Landlord will be entitled to receive such portion or portions of any award made for such use. For purpose of this Subparagraph 21(d), a temporary taking shall be defined as a taking for a period of ninety (90) days or less.

22.  DEFAULTS AND REMEDIES.

(a) DEFAULTS. The occurrence of any one or more of the following events will be deemed a default by Tenant:

          (i) The abandonment of the Premises by Tenant, which for purposes of this Lease means any vacating of the Premises for fifteen (15) days or longer while in default of its obligation to pay rent or additional rent after the expiration of any applicable cure period.

          (ii) The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure continues for a period of three (3) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, the provisions of California Code of Civil Procedure Section 1161 regarding unlawful detainer actions or any successor statute or law of a similar nature).

          (iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 22(a)(i) or
     (ii) above, where such failure continues (where no other period of time is expressly provided) for a period of thirty (30) days after written notice thereof from Landlord to Tenant. The provisions of any such notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, California Code of Civil Procedure
     Section 1161 regarding unlawful detainer actions and any successor statute or similar law). If the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant will not be deemed to be in default if Tenant, commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion.

          (iv) (A) The making by Tenant of any general assignment for the benefit of creditors; (B) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60)
     days); (C) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (D) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days.

(b) LANDLORD'S REMEDIES; TERMINATION. In the event of any default by Tenant, in addition to any other remedies available to Landlord at law or in equity under applicable law (including, without limitation, the remedies of Civil Code
Section 1951.4 and any successor statute or similar law), Landlord will have the immediate right and option to terminate this Lease and all rights of Tenant hereunder. If Landlord elects to terminate this Lease then, to the extent permitted under applicable law, Landlord may recover from Tenant (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, results therefrom including, but not limited to: attorneys' fees and costs; brokers' commissions; the costs of refurbishment, alterations, renovations and repair of the Premises and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Alterations, and any other items which Tenant is required under this Lease to remove but does not remove, as well as the unamortized value of any free rent, reduced rent, free parking, reduced rate parking and any other economic concessions provided, granted or incurred by Landlord pursuant to this Lease. The unamortized value of such concessions shall be determined by taking the total value of such concessions and multiplying such value by a fraction, the numerator of which is the number of months of the Lease Term not yet elapsed as of the date on which the Lease is terminated, and the denominator of which is the total number of months of the Lease Term. As used in Subparagraphs 22(b)(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate. As used in Subparagraph 22(b)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(c) LANDLORD'S REMEDIES; RE-ENTRY RIGHTS. In the event of any default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord will also have the right, with or without terminating this Lease, to re-enter the Premises (if the Premises are not being occupied by Tenant and its employees) and remove all property from the Premises; such property may be removed and stored in a public warehouse or elsewhere and/or disposed of at the sole cost and expense of and for the account of Tenant in accordance with the provisions of Subparagraph 13(h) of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Subparagraph 22(c) will be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

(d) LANDLORD'S REMEDIES; RE-LETTING. In the event of the abandonment of the Premises by Tenant or in the event that Landlord elects to re-enter the Premises or takes possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof on terms and conditions as Landlord in its sole and absolute discretion may deem advisable with the right to make alterations and repairs to the Premises in connection with such reletting. If Landlord elects to relet the Premises, then rents received by Landlord from such reletting will be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises incurred in connection with such reletting; fourth, to the payment of rent due and unpaid hereunder and the residue, if any, will be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rents received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant agrees to pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency will be calculated and paid monthly.

(e) LANDLORD'S REMEDIES; PERFORMANCE FOR TENANT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease are to be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money owed to any party other than Landlord, for which it is liable under this Lease, or if Tenant fails to perform any other act on its part to be performed hereunder, and such failure continues for thirty (30) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from its obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. Tenant agrees to reimburse Landlord upon demand for all sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord until reimbursed by Tenant. This remedy shall be in addition to any other right or remedy of Landlord set forth in this Paragraph 22.

(f) LATE PAYMENT. If Tenant fails to pay any installment of rent or additional rent within three (3) days after receipt of a written demand from Landlord, such late amount will accrue interest at the Interest Rate and Tenant agrees to pay Landlord as additional rent such interest on such amount from the date such amount becomes due until such amount is paid. In addition, if more than one regularly scheduled payment of rent or additional rent due under this Lease is five (5) days or more late in any twelve (12) month period during the Lease Term, then Tenant agrees to pay to Landlord concurrently with such late payment amount, as additional rent, a late charge equal to five percent (5%) of the amount due to compensate Landlord for the extra costs Landlord will incur as a result of such late payment, without the necessity of prior notice or demand. The parties agree that (i) it would be impractical and extremely difficult to fix the actual damage Landlord will suffer in the event of Tenant's late payment, (ii) such interest and late charge represents a fair and reasonable estimate of the detriment that Landlord will suffer by reason of late payment by Tenant, and (iii) the payment of interest and late charges are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. Acceptance of any such interest and late charge will not constitute a waiver of the Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord. If Tenant incurs a late charge more than three (3) times in any period of twelve (12) months during the Lease Term, then, notwithstanding that Tenant cures the late payments for which such late charges are imposed, Landlord will have the right to require Tenant thereafter to pay all installments of Monthly Base Rent quarterly in advance throughout the remainder of the Lease Term.

(g)  INTENTIONALLY OMITTED.

(h) RIGHTS AND REMEDIES CUMULATIVE. All rights, options and remedies of Landlord contained in this Lease will be construed and held to be cumulative, and no one of them will be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 22 will be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

23. LANDLORD'S DEFAULT. Landlord will not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord will not be deemed in default if it commences such performance within such thirty
(30) day period and thereafter diligently pursues the same to completion. Upon any default by Landlord, Tenant may exercise any of its rights provided at law or in equity, subject to the limitations on liability set forth in Paragraph 35 of this Lease. Without limiting the foregoing, in the event Landlord's breach of its obligations under this Lease prevents Tenant from occupying the Premises and conducting its business in the ordinary course for a period of at least three
(3) days, then commencing on the fourth (4th) day Tenant is prevented from such occupancy and continuing until occupancy is restored, Tenant shall not be required to pay any rent which would otherwise be due under this Lease. For all purposes under this Lease, Landlord shall be liable to Tenant for any breach of this Lease, negligence or willful misconduct of any employee, agent or contractor of Landlord.

24.  ASSIGNMENT AND SUBLETTING.

(a) RESTRICTION ON TRANSFER. Except as expressly provided in this Paragraph 24, Tenant will not, either voluntarily or by operation of law, assign or encumber this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease or the like will sometimes be referred to as a "Transfer"), without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold.

(b) CORPORATE AND PARTNERSHIP TRANSFERS. For purposes of this Paragraph 24, and except as provided in subparagraph (c) below, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of fifty percent (50%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, will be deemed a Transfer and will be subject to all of the restrictions and provisions contained in this Paragraph 24. Notwithstanding the foregoing, the immediately preceding sentence will not apply to any transfers of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognized security exchange or over-the-counter market.

(c) PERMITTED CONTROLLED TRANSFERS. Notwithstanding the provisions of this Paragraph 24 to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof ("Permitted Transfer"), without Landlord's consent and without extending any sublease termination option to Landlord, to any parent, subsidiary or affiliate corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that: (i) at least twenty (20) days prior to such assignment or sublease, Tenant delivers to Landlord the financial statements and other financial and background information of the assignee or sublessee described in Subparagraph 24(d) below; (ii) if an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion); (iii) the financial net worth of the assignee or sublessee as of the time of the proposed assignment or sublease equals or exceeds that of Tenant as of the date of execution of this Lease or is adequate, in Landlord's reasonable judgment, to perform the Tenant's obligations herein; (iv) Tenant remains fully liable under this Lease; and (v) the use of the Premises under Paragraph 8 remains unchanged.

(d) TRANSFER NOTICE. If Tenant desires to effect a Transfer, other than a Permitted Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the "Transfer Date"), Tenant agrees to give Landlord a notice (the "Transfer Notice"), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as "Transferee"), reasonable information (including references) concerning the character, ownership, and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require. If Landlord reasonably requests additional detail, the Transfer Notice will not be deemed to have been received until Landlord receives such additional detail, and Landlord may withhold consent to any Transfer until such information is provided to it.

(e) LANDLORD'S OPTIONS. Within fifteen (15) days of Landlord's receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee's financial responsibility, Landlord will elect to do one of the following (i) consent to the proposed Transfer; (ii) refuse such consent, which refusal shall be on reasonable grounds including, without limitation, those set forth in Subparagraph 24(f) below; or (iii) if the sublease or assignment is for 50% or more of the Premises and for substantially the balance of the Lease Term, terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned and recapture all or such portion of the Premises for reletting by Landlord.

(f) REASONABLE DISAPPROVAL. Landlord and Tenant hereby acknowledge that Landlord's disapproval of any proposed Transfer pursuant to Subparagraph 24(e) will be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (i) the proposed Transferee is a governmental entity; (ii) the portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress; (iii) the use of the Premises by the Transferee (A) is not permitted by the use provisions in Paragraph 8 hereof, or (B) violates any exclusive use granted by Landlord to another tenant in the Building; (iv) the Transfer would likely result in a significant and inappropriate increase in the use of the parking areas or Project Common Areas by the Transferee's employees or visitors, and/or significantly increase the demand upon utilities and services to be provided by Landlord to the Premises; (v) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer and this Lease; or (vi) the Transferee poses a business or other economic risk which Landlord deems unacceptable. Notwithstanding anything to the contrary contained in this Lease, it is expressly understood and agreed that no further subletting under any sublease shall be permitted under any circumstances, except in the event Landlord (with no obligation to do so) sub-subleases the Premises (or any portion thereof) from such sublessee. Any sublease to which Landlord consents shall expressly prohibit any such further subletting.

(g) ADDITIONAL CONDITIONS. A condition to Landlord's consent to any Transfer of this Lease will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, and, in the case of an assignment, the delivery to Landlord of an agreement executed by the Transferee in form and substance reasonably satisfactory to Landlord, whereby the Transferee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder. As a condition for granting its consent to any assignment, Landlord may require that the assignee remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee. As a condition to Landlord's consent to any sublease, such sublease must provide that it is subject and subordinate to this Lease and to all mortgages; that Landlord may enforce the provisions of the sublease, including collection of rent; that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (i) terminate the sublease, or (ii) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such sublessee will attorn to Landlord, but that nevertheless Landlord will not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord's written consent, or by any previous prepayment by sublessee of more than one month's rent.

(h) EXCESS RENT. If Landlord consents to any assignment of this Lease, Tenant agrees to pay to Landlord, as additional rent, one-half (1/2) of all sums and other consideration in excess of the deductible expenses identified in the last sentence of this subparagraph which are payable to and for the benefit of Tenant by the assignee on account of the assignment, as and when such sums and other consideration are due and payable by the assignee to or for the benefit of Tenant (or, if Landlord so requires, and without any release of Tenant's liability for the same, Tenant agrees to instruct the assignee to pay such sums and other consideration directly to Landlord). If for any sublease, Tenant receives rent or other consideration, either initially or over the term of the sublease, in excess of the rent fairly allocable to the portion of the Premises which is subleased based on square footage, Tenant agrees to pay to Landlord as additional rent one-half (1/2) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt. In calculating excess rent or other consideration which may be payable to Landlord under this subparagraph, Tenant will be entitled to deduct commercially reasonable third party brokerage commissions, tenant improvement costs and attorneys' fees and other amounts reasonably and actually expended by Tenant in connection with such assignment or subletting if acceptable written evidence of such expenditures is provided to Landlord. In no event shall this subparagraph apply to any Permitted Transfer.

(i) TERMINATION RIGHTS. If Tenant requests Landlord's consent to any assignment or to the subletting of 50% or more of the Premises for substantially the balance of the Term, Landlord will have the right, as provided in Subparagraph 24(e), to terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned effective as of the date Tenant proposes to sublet or assign all or less than all of the Premises. Landlord's right to terminate this Lease as to less than all of the Premises proposed to be sublet or assigned will not terminate as to any future additional subletting or assignment as a result of Landlord's consent to a subletting of less than all of the Premises or Landlord's failure to exercise its termination right with respect to any subletting or assignment. Landlord will exercise such termination right, if at all, by giving written notice to Tenant within fifteen (15) days of receipt by Landlord of the Transfer Notice and the information requested under subparagraph 24(d) above. Tenant understands and acknowledges that the option, as provided in this Paragraph 24, to terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned rather than approve the subletting or assignment of all or a portion of the Premises, is a material inducement for Landlord's agreeing to lease the Premises to Tenant upon the terms and conditions herein set forth. In the event of any such termination with respect to less than all of the Premises, the cost of segregating the recaptured space from the balance of the Premises will be paid by Landlord and Tenant's future monetary obligations under this Lease will be reduced proportionately on a square footage basis to correspond to the balance of the Premises which Tenant continues to lease.

(j) NO RELEASE. Except in the event Landlord terminates this Lease pursuant to subparagraph 24(i), No Transfer will release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person will not be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord shall not consent to subsequent assignments of this Lease or sublettings or amendments or modifications to this Lease with assignees of Tenant, without Tenant's consent, which consent shall not be unreasonably withheld or delayed.

(k) ADMINISTRATIVE AND ATTORNEYS' FEES. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, Tenant agrees to pay Landlord a non-refundable administrative fee of Two Hundred Fifty Dollars ($250.00), plus any reasonable attorneys' and paralegal fees incurred by Landlord in connection with such Transfer or request for consent (whether attributable to Landlord's in-house or outside attorneys or paralegals or otherwise) not to exceed One Thousand Dollars ($1000.00). Acceptance of the Two Hundred Fifty Dollar ($250.00) administrative fee and/or reimbursement of Landlord's attorneys' and paralegal fees will in no event obligate Landlord to consent to any proposed Transfer.

25. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or beneficiary with a deed of trust encumbering the Building and/or the Project, or any lessor of a ground or underlying lease with respect to the Building, this Lease will be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building; and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed for which the Building, the Project or any leases thereof, or Landlord's interest and estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord reserves the right to subordinate any such ground leases or underlying leases or any such liens to this Lease. If any such ground lease or underlying lease terminates for any reason or any such mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant agrees to attorn to and become the tenant of such successor in which event Tenant's right to possession of the Premises will not be disturbed as long as Tenant is not in default under this Lease. Tenant hereby waives its rights under any law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease and Tenant's attornment agreement with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust. If Tenant fails to sign and return any such documents within ten (10) business days after receipt, Landlord may deliver to Tenant an additional request for such documents and Tenant's failure to deliver such documents within ten (10) days after delivery of such additional request will constitute a default under this Lease.

26.  ESTOPPEL CERTIFICATE.

(a) TENANT'S OBLIGATIONS. Within ten (10) business days following any written request which Landlord may make from time to time, Tenant agrees to execute and deliver to Landlord a statement, in a form as may reasonably be required by Landlord or Landlord's lender, certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) the date to which the rent and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (v) such other matters reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 26 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

(b) TENANT'S FAILURE TO DELIVER. Tenant's failure to deliver such statement within such time will be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord,
(ii) that there are no uncured defaults in Landlord's performance, and

(iii) that not more than one (1) month's rent has been paid in advance. Without limiting the foregoing, if Tenant fails to deliver any such statement within such ten (10) day period, Landlord may deliver to Tenant an additional request for such statement and Tenant's failure to deliver such statement to Landlord within ten (10) days after delivery of such additional request will constitute a default under this Lease. Tenant agrees to indemnify and protect Landlord from and against any and all claims, damages, losses, liabilities and expenses (including attorneys' fees and costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord as required by this Paragraph 26.

27. RULES AND REGULATIONS. Tenant agrees to observe and comply with the "Rules and Regulations," a copy of which is attached hereto and incorporated herein by this reference as EXHIBIT "E", and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall use its commercially reasonable efforts to enforce such Rules and Regulations against other tenants and occupants of the Building; however, Landlord will not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building of any of the Rules and Regulations. In the event of any conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease shall govern.

28.  MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS.

(a) MODIFICATIONS. If, in connection with Landlord's obtaining or entering into any financing or ground lease for any portion of the Building or the Project, the lender or ground lessor requests modifications to this Lease, Tenant, within ten (10) business days after request therefor, agrees to execute an amendment to this Lease incorporating such modifications, provided such modifications are reasonable and do not increase the obligations of Tenant under this Lease, do not decrease the rights of Tenant under this Lease, or adversely affect the leasehold estate created by this Lease.

(b) CURE RIGHTS. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises or ground lessor of Landlord whose address has been furnished to Tenant, and Tenant agrees to offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises by power of sale, subject to this Lease and Tenant's rights hereunder, if such should prove necessary to effect a cure).

29. DEFINITION OF LANDLORD. The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, means and includes only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title (other than a transfer for security purposes only), Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) will be automatically relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, so long as the transferee assumes in writing all such covenants and obligations of Landlord arising after the date of such transfer and the transferee has the financial capabilities to perform Landlord's obligations under this Lease. Landlord and Landlord's transferees and assignees have the absolute right to transfer all or any portion of their respective title and interest in the Project, the Building, the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer will not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

30. WAIVER. The waiver by either party of any breach of any term, covenant or condition herein contained will not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor will any custom or practice which may develop between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon performance in strict accordance with said terms. The subsequent acceptance of rent or any other payment hereunder by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of a lesser sum than the basic rent and additional rent or other sum then due will be deemed to be other than on account of the earliest installment of such rent or other amount due, nor will any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval will not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

31.  PARKING.

(a) GRANT OF PARKING RIGHTS. So long as this Lease is in effect, Landlord grants to Tenant a license to use the number and type of parking spaces designated in Subparagraph 1(s) subject to the terms and conditions of this Paragraph 31, and the Rules and Regulations regarding parking contained in Exhibit "E" attached hereto. Tenant agrees to submit to Landlord or, at Landlord's election, directly to Landlord's parking operator with a copy to Landlord, written notice in a form reasonably specified by Landlord containing the names, home and office addresses and telephone numbers of those persons who are authorized by Tenant to use Tenant's parking spaces on a monthly basis ("Tenant's Authorized Users") and shall use reasonable efforts to identify each vehicle of Tenant's Authorized Users by make, model and license number. Tenant agrees to deliver such notice prior to the beginning of the Term of this Lease and to periodically update such notice upon written request by Landlord or Landlord's parking operator to reflect changes to Tenant's Authorized Users or their vehicles. Tenant will not use, and will use commercially reasonable efforts to cause Tenant's Authorized Users not to use any parking spaces which have been specifically assigned by Landlord to other tenants or occupants or for other uses such as visitor parking or which have been designated by any governmental entity as being restricted to certain uses.

(b) PARKING RULES AND REGULATIONS. Tenant and Tenant's Authorized Users shall comply with all rules and regulations regarding parking set forth in Exhibit "E" attached hereto and Tenant agrees to use commercially reasonable efforts to cause its Authorized Users to comply with such rules and regulations. Landlord reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.; subject to the limitations set forth in Paragraph 27.

32. FORCE MAJEURE. If either Landlord or Tenant is delayed, hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lock-outs, labor troubles, inability to procure standard materials, failure of power, restrictive governmental laws, regulations or orders or governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations which is not the result of the action or inaction of the party claiming such delay), riots, civil unrest or insurrection, war, fire, earthquake, flood or other natural disaster, unusual and unforeseeable delay which results from an interruption of any public utilities (e.g., electricity, gas, water, telephone) or other unusual and unforeseeable delay not within the reasonable control of the party delayed in performing work or doing acts required under the provisions of this Lease, then performance of such act will be excused for the period of the delay and the period for the performance of any such act will be extended for a period equivalent to the period of such delay. The provisions of this Paragraph 32 will not operate to excuse Tenant from prompt payment of rent or any other payments required under the provisions of this Lease.

33. SIGNS. At Tenant's sole cost and expense, Tenant shall be entitled to have Building standard identity signs installed and maintained in place throughout the Term (on a non-exclusive basis) (a) at the entry doors to the Premises, (b) on the directory board in the lobby of the Building, and (c) on the Building monument sign. Tenant agrees to have Landlord maintain Tenant's foregoing identification signs in such designated locations in accordance with this Paragraph 33 at Tenant's sole cost and expense. Tenant has no right to install Tenant identification signs in any other location in, on or about the Premises or the Project, to change the name upon any such signage and Tenant will not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building or from within the Building in any interior or exterior common areas.

34.  INTENTIONALLY LEFT BLANK.

35. FINANCIAL STATEMENTS. Prior to the execution of this Lease by Landlord and at any time during the Term of this Lease, upon ten (10) business days prior written notice from Landlord, Tenant agrees to provide Landlord with a current financial statement for Tenant. Such statements are to be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, audited by an independent certified public accountant.

36. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease without hindrance or molestation by Landlord or its employees or agents.

37.  MISCELLANEOUS.

(a) CONFLICT OF LAWS. This Lease shall be governed by and construed solely pursuant to the laws of the State, without giving effect to choice of law principles thereunder.

(b) SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(c) PROFESSIONAL FEES AND COSTS. If either Landlord or Tenant should bring suit against the other with respect to this Lease, then all costs and expenses, including without limitation, actual professional fees and costs such as appraisers', accountants' and attorneys' fees and costs, incurred by the party which prevails in such action, whether by final judgment or out of court settlement, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. As used herein, attorneys' fees and costs shall include, without limitation, attorneys' fees, costs and expenses incurred in connection with any
(i) postjudgment motions; (ii) contempt proceedings; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation.

(d) TERMS AND HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(e) TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

(f) PRIOR AGREEMENT; AMENDMENTS. This Lease constitutes and is intended by the parties to be a final, complete and exclusive statement of their entire agreement with respect to the subject matter of this Lease. This Lease supersedes any and all prior and contemporaneous agreements and understandings of any kind relating to the subject matter of this Lease. There are no other agreements, understandings, representations, warranties, or statements, either oral or in written form, concerning the subject matter of this Lease. No alteration, modification, amendment or interpretation of this Lease shall be binding on the parties unless contained in a writing which is signed by both parties.

(g) SEPARABILITY. The provisions of this Lease shall be considered separable such that if any provision or part of this Lease is ever held to be invalid, void or illegal under any law or ruling, all remaining provisions of this Lease shall remain in full force and effect to the maximum extent permitted by law unless the provision invalidated is required for Tenant's practical realization of the benefits of this Lease.

(h) RECORDING. Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

(i) COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

(j) NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

(k) NON-DISCRIMINATION. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

38.  EXECUTION OF LEASE.

(a) JOINT AND SEVERAL OBLIGATIONS. If more than one person executes this Lease as Tenant, their execution of this Lease will constitute their covenant and agreement that (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and
(ii) the term "Tenant" as used in this Lease means and includes each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, will be binding upon each and all of the persons executing this Lease as

Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

(b) TENANT AS CORPORATION OR PARTNERSHIP. If Tenant executes this Lease as a corporation or partnership, then Tenant represents and warrants that such entity is duly qualified and in good standing to do business in California and that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf, and in the case of a corporation, in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution hereof, if requested by Landlord, and in accordance with the by-laws of Tenant, and, in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, copies of which are to be delivered to Landlord on execution hereof, if requested by Landlord, and that this Lease is binding upon Tenant in accordance with its terms.

(c) EXAMINATION OF LEASE. Submission of this instrument by Landlord to Tenant for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

39. FREE RENT PERIOD. During the initial four (4) months of the Lease Term, Tenant shall not be obligated to Landlord for payment of any Base Monthly Rent or Operating Expenses, except that Tenant shall be obligated only for payment of that portion of Tenant's Percentage of Operating Expenses which is attributable to the cost of providing utilities and janitorial services to the Building.

40. EARLY OCCUPANCY. Landlord shall permit Tenant to have early occupancy of the Premises following execution of this Lease and payment of the sums required upon Lease execution, for the purposes of installation of phones, cabling, fixtures and furnishings, and for any other purpose permitted under this Lease, provided such early occupancy does not interfere with Landlord's completion of improvements to the Premises as required by this Lease.

41. SYSTEMS FURNITURE. In addition to the improvements to the Premises to be provided by Landlord under the terms of this Lease, Landlord shall furnish and install within the Premises prior to the Commencement Date, thirty-six (36) eight foot by eight foot cubicle furniture systems for use by Tenant during the term of the Lease (the "Systems Furniture"). Each such cubicle shall be wired for 15 amps of power and installed with one voice and two data connections. Tenant shall be provided with a picture and details of the Systems Furniture proposed to be installed for its reasonable approval, prior to installation within the Premises. The Systems Furniture shall remain the property of Landlord and shall be surrendered by Tenant to Landlord at the termination of the Lease in the same condition received, reasonable wear and tear excepted, provided that Tenant shall have a license to use the Systems Furniture without payment of any additional consideration during the Term.

42. OPTION TO CANCEL. Tenant shall have a one-time right to cancel the remaining term of the Lease, with such cancellation to be effective, if exercised, at the end of the first three Lease Years. In order to exercise the right to cancel, Tenant must notify Landlord in writing no later than ninety
(90) days prior to the end of the third Lease Year of Tenant's election to cancel, which notice, to be effective, must include payment to Landlord of a Lease termination fee in the amount of One Hundred Thousand Dollars ($100,000). Time is of the essence of this provision.

43. OPTION TO EXTEND. Landlord hereby grants to Tenant one option (the "Option") to extend the term of the Lease, for an additional period of three (3) years (the "Option Term"). The Option must be exercised, if at all, by written notice (the "Option Notice") delivered by Tenant to Landlord not later than six
(6) months prior to the end of the Term. Further, the Option shall not be deemed to be properly exercised if, as of the date of the Option Notice or at the end of the Term, Tenant (i) has received a notice of default under this Lease, which default has not been cured within any applicable cure period as of the date in question, (ii) has assigned all or any portion of this Lease or its interest herein except in a Permitted Transfer, or (iii) has sublet fifty percent (50%) or more of the Premises. Provided Tenant has properly and timely exercised the Option, the term of the Lease shall be extended by the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that (y) Tenant shall pay initial base rent determined as set forth below in this paragraph, and (z) after the exercise of the Option, Tenant shall have no options remaining. Landlord shall have no obligation whatsoever in connection with any extension of the term of this Lease to remodel, alter or improve the Premises for use by Tenant, to provide any improvement or construction allowance to Tenant, or to pay or reimburse Tenant for any remodeling, alterations or improvements to the Premises. The initial base rent during the Option Term shall be ninety-five percent (95%) of the fair market rental value of the Premises as of the commencement of the Option Term, determined as provided below. As used herein, "fair market rental value" shall mean the projected prevailing rental rate as of the first day of the Option Term for similar commercial space improved or presumed to be improved with tenant improvements of substantially similar age, quality and layout as then existing in the Premises (but not including the value of any Alterations installed by Tenant) and situated in similar office buildings in the Cupertino market, including without limitation annual increases in the base rent.

Promptly after delivery of the Option Notice, Landlord and Tenant shall meet and confer and attempt to agree upon the fair market rental value of the Premises. If they are not able to agree, either party may give written notice to the other that the fair market rental value is to be determined by appraisal as provided herein. Within twenty (20) days following such notice, each party shall by written notice to the other appoint an independent and qualified appraiser. Each of such appraisers shall, within thirty (30) days following appointment, give written notice to both parties of the appraiser's determination of fair market rental value. If the determinations of such appraisers are in agreement, the initial base rent for the Option Term shall be ninety-five percent (95%) of the fair market rental value so determined. If the difference between such determinations is ten percent (10%) of the higher appraisal or less, the average of the two determinations shall be the fair market rental value. If the difference is more than such percentage, then during the ten-day period following the appraisers' determinations, Landlord and Tenant shall again meet and confer and attempt to agree upon the fair market rental value of the Premises. If they are unable to agree, the two appraisers shall appoint an independent M.A.I. appraiser with not less than five (5) years experience with office leases in the area in which the building is located. Within thirty (30) days following appointment, the third appraiser shall on written notice to the parties determine the fair market rental value which is no less and no more than the values determined by the other two appraisers, which determination shall be binding upon the parties. Each party shall pay the fees and expenses of the appraiser appointed by it and one-half of the fees and expenses of the third appraiser. If base rent has not been determined as of the commencement of the Option Term, Tenant shall pay the Base Rent in the amount specified by Landlord until base rent is finally determined. Upon such determination any overpayment or underpayment of base rent shall be reconciled.

44. BUILDING IMPROVEMENTS. Costs incurred by Landlord for improvements to the Building HVAC system and replacement of the roof of the Building shall not be included in Operating Expenses.

  IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed by their duly authorized representatives as of the date first above written.

TENANT:                             LANDLORD:

WAVE SYSTEMS CORPORATION,           STEVENS CREEK INVESTORS, LLC
a Delaware corporation              a California limited liability company

                                    By:  Matteson Real Estate Equities, Inc.
By:                                      Manager
   ------------------------------

   Print Name:
              -------------------
   Print Title:
               ------------------        By:
                                              ------------------------------
                                         Its:
By:                                           ------------------------------
   ------------------------------

   Print Name:
              -------------------
   Print Title:
               ------------------

                                OUTLINE OF FLOOR
                                PLAN OF PREMISES

                                [To be supplied]

                                   EXHIBIT "A"

                               TENANT IMPROVEMENTS

Landlord shall provide a "turn-key" tenant improvement build-out in accordance with Exhibit A to the Lease, with existing improvements to remain in their AS-IS condition except as modified per Exhibit A. All such improvements shall be at Landlord's sole cost and expense with building standard materials reasonably approved by Tenant. The improvements shall be substantially as outlined below, subject to modifications as shown on the Floor Plan, which shall prevail to the extent of any inconsistencies with the following:

1.   Reception area/small waiting area.

2.   Nine (9) 12 X 12 hard wall offices with sidelights.

3. One (1) 24 X 16 conference room with two (2) phone and two (2) data connections in the center of the floor.

4. One (1) 18 X 10 conference room with two (2) voice and two (2) data connections in the center of the floor.

5. One (1) 12 X 12 conference room with one (1) voice and one (1) data connection in the center of the floor.

6. One (1) 500 sq. ft. hardware/software, tile floor lab partitioned into two separate spaces with seven (7) 20A circuits with two (2) voice and four (4) data connections.

7. One (1) 150 sq. ft. MIS lab/storage room with two (2) 20A circuits, one (1) voice and four (4) data connections.

8. One (1) 150 sq. ft. server room with dedicated HVAC and four (4) 20A circuits.

9. One (1) 16 X 15 break room/kitchen with lower and upper cabinetry as well as sink area.

10. All wiring for voice and data connections as outlined above shall be tested and terminated to a labeled patch panel in the location specified by Tenant, at Lessor's sole cost.

11. Lessor shall provide power, at its sole cost, to satisfy Lessee's power requirements set forth in this Exhibit B.


                                   EXHIBIT "B"

                        DEFINITION OF OPERATING EXPENSES

1. ITEMS INCLUDED IN OPERATING EXPENSES. The term "Operating Expenses" as used in the Lease to which this EXHIBIT "C" is attached means: all costs and expenses of operation and maintenance of the Building and the Common Areas (as such terms are defined in the Lease), as determined by standard accounting practices, including the following costs by way of illustration but not limitation, but excluding those items specifically set forth in Paragraph 3 below:

(a) Real Property Taxes and Assessments (as defined in Paragraph 2 below) and any taxes or assessments imposed in lieu thereof;

(b) any and all assessments imposed with respect to the Building pursuant to any covenants, conditions and restrictions affecting the Project, the Common Areas or the Building;

(c) water and sewer charges and the costs of electricity, heating, ventilating, air conditioning and other utilities not separately metered to tenants of the Building;

(d) utilities surcharges and any other costs, levies or assessments resulting from statutes or regulations promulgated by any government or quasi-government authority in connection with the use, occupancy or alteration of the Building or the Premises or the parking facilities serving the Building or the Premises;

(e)  costs of insurance obtained by Landlord pursuant to this Lease;

(f)  waste disposal and janitorial services;

(g) costs incurred in the management of the Building, including, without limitation: (i) supplies, (ii) wages and salaries (and payroll taxes and similar governmental charges related thereto) of employees to the extent their jobs relate to the management, operation and maintenance of the Building, (iii) Building management office rental, supplies, equipment and related operating expenses, and (iv) a management/administrative fee in the amount of two and one-half percent (2.5%) of the monthly base rent.

(h) supplies, materials, equipment and tools including rental of personal property used for maintenance;

(i) repair and maintenance of the elevators and the structural portions of the Building, including the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord;

(j)  maintenance, costs and upkeep of all parking and Project Common Areas;

(k) depreciation on a straight line basis and rental of personal property used in maintenance;

(l) except for the costs described in Section 44, amortization on a straight line basis over the useful life [together with interest at the Interest Rate on the unamortized balance] of all capitalized expenditures which are: (i) reasonably intended to produce a reduction in operating charges or energy consumption; or (ii) required under any governmental law or regulation that was not applicable to the Building at the time it was originally constructed; or
(iii) for replacement of any Building equipment needed to operate the Building at the same quality levels as prior to the replacement;

(m)  costs and expenses of gardening and landscaping;

(n)  maintenance of signs (other than signs of tenants of the Building);

(o) personal property taxes levied on or attributable to personal property used in connection with the Building or the Common Areas;

(p) reasonable accounting, audit, verification, legal and other consulting fees necessary to the general operation of the Project; and

(q) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items.

2. REAL PROPERTY TAXES AND ASSESSMENTS. The term "Real Property Taxes and Assessments", as used in this EXHIBIT "C", means: any form of assessment, license fee, license tax, business license fee,

                                   EXHIBIT "C"
commercial rental tax, levy, charge, improvement bond, tax or similar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Premises, Building, Common Areas or the Project (as such terms are defined in the Lease), including the following by way of illustration but not limitation:

(a) any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises;

(b) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purposes of this Lease;

(c) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the rent payable by Tenant hereunder or other tenants of the Building, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord's other operations;

(d) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and/or

(e) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Building is a part.

3. ITEMS EXCLUDED FROM OPERATING EXPENSES. Notwithstanding the provisions of Paragraphs 1 and 2 above to the contrary, "Operating Expenses" will not include:

(a)  Landlord's federal or state income, franchise, inheritance or estate taxes;

(b)  any ground lease rental;

(c) costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is reimbursed by insurance (or would be reimbursed had Landlord carried the insurance required under this Lease) or condemnation proceeds or by tenants, warrantors or other third persons;

(d)  depreciation, amortization and interest payments;

(e) brokerage commissions, finders' fees, attorneys' fees, space planning costs and other costs incurred by Landlord in leasing or attempting to lease space in the Building;

(f) costs of a capital nature, including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools, all as determined in accordance with standard accounting practices; except for the capital expenditures set forth in Subparagraph 1(l)above;

(g) interest, principal, points and fees on debt or amortization on any mortgage, deed of trust or other debt encumbering the Building or the Project;

(h) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements for tenants in the Building (including the original Tenant Improvements for the Premises), or incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Building, including space planning and interior design costs and fees;

(i) attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building;

(j)  costs of Landlord's general corporate overhead;

                                   EXHIBIT "C"

(k) all items and services for which Tenant or any other tenant in the Building reimburses Landlord (other than through Operating Expense pass-through provisions);

(l) electric power costs for which any tenant directly contracts with the local public service company;

(m)  costs arising from Landlord's charitable or political contributions;

(n) costs incurred in connection with the original construction of the Building;

(o) expenses directly resulting from the breach of any tenant lease (including this Lease), negligence and/or intentional misconduct of Landlord, its agents, contractors or employees;

(p) any bad debt loss, rent loss, or reserves for bad debts, rent loss or any other purpose;

(q) the wages of any employee who does not devote substantially all of his or her time to the Building shall be equitably allocated to the Building and the wages of any executive or administrative employees;

(r)  fines, penalties and interest;

(s) costs incurred by Landlord with respect to goods and services (including utilities sold and supplied to tenants and occupants of the Building) to the extent that Landlord is reimbursed such costs other than through operating expense payments;

(t) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building which is used while repairs are being undertaken or in providing janitorial or similar services;

(u) except for the property management fee permitted under Paragraph 1(g) of this EXHIBIT C, overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(v) advertising expenses, promotional expenses, and other costs of a similar nature incurred in the leasing of space at the Project;

(w) insurance that is not required to be carried by Landlord pursuant to this Lease, and is in excess of that which a prudent owner of a comparable building would carry in the ordinary course of business, provided that this exclusion shall not be deemed to cover earthquake insurance carried by Landlord as permitted in this Lease;

(x) any costs incurred by Landlord for actions or services that are not necessary for Landlord to perform to satisfy Landlord's obligations pursuant to this Lease;

(y) the costs to repair or replace any damage or destruction covered by Paragraph 20 in excess of insurance proceeds; and

(z) costs arising from the presence of any Hazardous Materials (not resulting from the acts or omissions of Tenant).

                                   EXHIBIT "C"

                      STANDARDS FOR UTILITIES AND SERVICES

The following standards for utilities and services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto.

Subject to the terms and conditions of the Lease and provided Tenant remains in occupancy of the Premises, Landlord will provide or make available the following utilities and services:

1. Provide non-attended automatic elevator available for Tenant's nonexclusive use at all other times.

2. On Monday through Friday, except holidays, from 7:30 a.m. to 6:00 p.m. (and other times for a reasonable additional charge to be fixed by Landlord), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the reasonable judgment of Landlord it may be required for the comfortable occupancy of the Premises. "Holidays" shall mean New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and such other national holidays as are adopted by Landlord as holidays for the Building. The air conditioning system achieves maximum cooling when the window coverings are extended to the full length of the window opening and adjusted to a 45 DEG. angle upwards. Landlord will not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises extended to the full length of the window opening and adjusted to a 45 DEG. angle upwards whenever the system is in operation. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper function and protection of said air conditioning system. Tenant agrees not to connect any apparatus, device, conduit or pipe to the chilled and hot water air conditioning supply lines of the Building. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter the mechanical installations or facilities of the Building or the Project or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The reasonable cost of maintenance and service calls to adjust and regulate the air conditioning system will be charged to Tenant if the need for maintenance work results from either Tenant's adjustment of room thermostats or Tenant's failure to comply with its obligations under this Exhibit, including keeping window coverings extended to the full length of the window opening and adjusted to a 45 DEG. angle upwards. Initially, Tenant shall pay for after-hours HVAC services at the rate of Thirty-Five Dollars ($35.00) per hour, subject to reasonable adjustment at no profit to Landlord.

3. Landlord will make available to the Premises, 24 hours per day, seven days a week, electric current as required by the Building standard office lighting and fractional horsepower office business machines including copiers, personal computers and word processing equipment in an amount not to exceed five (5) watts per square foot per normal business day. Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Landlord monthly for the measured consumption at the average cost per kilowatt hour charged to the Building during the period. If a separate meter is not installed at Tenant's cost, such excess cost will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, such cost will be established by an independent licensed engineer selected in Landlord's reasonable discretion, whose fee shall be shared equally by Landlord and Tenant. Tenant agrees not to use any apparatus or device in, upon or about the Premises (other than standard office business machines, personal computers and word processing equipment) which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Tenant further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without the written consent of Landlord. Should Tenant use the same to excess, the refusal on the part of Tenant to pay upon demand of Landlord the amount established by Landlord for such excess charge will constitute a breach of the obligation to pay rent under this Lease and will entitle Landlord to the rights therein granted for such breach. Tenant's use of electric current will never exceed the capacity of the feeders to the Building, or the risers or wiring installation and Tenants will not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises (except standard office business machines, personal computers and word processing equipment) without the prior written consent of Landlord.

4. Water will be available in public areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes, Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant agrees to pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy Tenant will keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof

                                   EXHIBIT "D"
from Tenant. Tenant agrees to pay for water consumed, as shown on such meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated will be deemed to be additional rent payable by Tenant and collectible by Landlord as such.

5. Landlord will provide janitorial service to the Premises at least five (5) days per week on each business day, provided the same are used exclusively as permitted in this Lease, and are kept reasonably in order by Tenant, and unless otherwise agreed to by Landlord and Tenant no one other than persons approved by Landlord shall be permitted to enter the Premises for such purposes. If the Premises are not used exclusively as permitted in this Lease, they will be kept clean and in order by Tenant, at Tenant's expense, and to the satisfaction of Landlord, and by persons approved by Landlord. Tenant agrees to pay to Landlord the cost of removal of any of Tenant's refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

6. Subject to Landlord's obligation not to unreasonably interfere with Tenant's access to or use of the Premises (as provided in the Lease), Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electrical systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, when in the judgment of Landlord such actions are desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and Landlord will have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord's reasonable control, or by laws, rules, orders, ordinances, directions, regulations or by reason of the requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel supply. It is expressly understood and agreed that any covenants on Landlord's part to furnish any services pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, will not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord's control.

7. As part of Operating Expenses, Landlord shall provide security services for the Building and the Project, including, without limitation, equipment, personnel, systems and procedures as reasonably determined by Landlord in its sole discretion.

                                   EXHIBIT "D"

                              RULES AND REGULATIONS

A. GENERAL RULES AND REGULATIONS. The following rules and regulations govern the use of the Building and the Project Common Areas. Tenant will be bound by such rules and regulations and agrees to cause Tenant's Authorized Users, its employees, subtenants, assignees, contractors, suppliers, customers and invitees to observe the same.

1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice may be installed or displayed on any part of the outside or inside of the Building or the Project without the prior written consent of Landlord. Landlord will have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls are to be printed, painted, affixed or inscribed at the expense of Tenant and under the direction of Landlord by a person or company designated or approved by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant will immediately discontinue such use. Tenant agrees not to place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises including from within any interior common areas.

3. Tenant will not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators, or stairways of the Project. The halls, passages, exits, entrances, elevators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Tenant's business invitees. Landlord will in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Project and its tenants, provided that nothing herein contained will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant will go upon the roof of the Building.

4. Tenant will not obtain for use on the Premises ice, drinking water, food, food vendors, beverage, towel or other similar services or accept barbering or bootblacking service upon the Premises, except at such reasonable hours and under such reasonable regulations as may be fixed by Landlord. Landlord expressly reserves the right to absolutely prohibit solicitation, canvassing, distribution of handbills or any other written material, peddling, sales and displays of products, goods and wares in all portions of the Project except as may be expressly permitted under the Lease. Landlord reserves the right to restrict and regulate the use of the common areas of the Project and Building by invitees of tenants providing services to tenants on a periodic or daily basis including food and beverage vendors. Such restrictions may include limitations on time, place, manner and duration of access to a tenant's premises for such purposes. Without limiting the foregoing, Landlord may require that such parties use service elevators, halls, passageways and stairways for such purposes to preserve access within the Building for tenants and the general public.

5. Landlord reserves the right to require tenants to periodically provide Landlord with a written list of any and all business invitees which periodically or regularly provide goods and services to such tenants at the premises. Landlord reserves the right to preclude all vendors from entering or conducting business within the Building and the Project if such vendors are not listed on a tenant's list of requested vendors.

6. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. the following business day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building or has a pass or is properly identified. Tenant will be responsible for all persons for whom it requests passes and will be liable to Landlord for all acts of such persons. Landlord will not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

7. The directory of the Building or the Project will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

8. All cleaning and janitorial services for the Project and the Premises will be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord will be employed by Tenant or permitted to enter the Project for the purpose of cleaning the same. Tenant will not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

                                   EXHIBIT "E"

9. Landlord will furnish Tenant, free of charge, with two keys to each entry door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install any new additional lock or bolt on any door of the Premises. Tenant, upon the termination of its tenancy, will deliver to Landlord the keys to all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, will pay Landlord therefor.

10. If Tenant requires telegraphic, telephonic, burglar alarm, satellite dishes, antennae or similar services, it will first obtain Landlord's approval, and comply with, Landlord's reasonable rules and requirements applicable to such services, which may include separate licensing by, and fees paid to, Landlord.

11. The elevator will be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord, in its discretion, deems appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Tenant's initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items will, unless otherwise agreed in writing by Landlord, be made during the hours of 6:00 p.m. to 6:00 a.m. or on Saturday or Sunday. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries will be made which unreasonably impede or interfere with other tenants or the operation of the Building.

12. Tenant will not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord will have the right to reasonably prescribe the weight, size and position of all safes, heavy equipment, files, materials, furniture or other property brought into the Building. Heavy objects will, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms will be provided at Tenant's expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to any tenants in the Building or Landlord, are to be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devises sufficient to eliminate noise or vibration. Tenant will be responsible for all structural engineering required to determine structural load, as well as the expense thereof. The persons employed to move such equipment in or out of the Building must be reasonably acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property will be repaired at the expense of Tenant.

13. Tenant will not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant will not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor will Tenant bring into or keep in or about the Premises any birds or animals.

14. Tenant will not use any method of heating or air conditioning other than that supplied by Landlord without Landlord's prior written consent.

15. Tenant will not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and will refrain from attempting to adjust controls. Tenant will keep corridor doors closed, and shall keep all window coverings pulled down.

16. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building. Without the prior written consent of Landlord, which Landlord will not unreasonably withhold or delay, Tenant will not use the name, photograph or likeness of the Building or the Project except in connection with or in promoting or advertising the business of Tenant.

17. Tenant will close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and lighting or gas before Tenant and its employees leave the Premises. Tenant will be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

18. The toilet rooms, toilets, urinals, wash bowls and other apparatus will not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from any violation of

                                   EXHIBIT "E"
this rule will be borne by the tenant who, or whose employees or invitees, break this rule. Cleaning of equipment of any type is prohibited. Shaving is prohibited.

19. Tenant will not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant will not use the Premises for any business or activity other than that specifically provided for in this Lease. Tenant will not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

20. Tenant will not install any radio or television antenna, loudspeaker, satellite dishes or other devices on the roof(s) or exterior walls of the Building or the Project. Tenant will not interfere with satellite dish, radio or television broadcasting or transmission or reception from or in the Project or elsewhere.

21. Except for the ordinary hanging of pictures and wall decorations, Tenant will not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant will not cut or bore holes for wires. Tenant will not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

22. Tenant will not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord.

23. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

24. Tenant will store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant will not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal is to be made in accordance with directions issued from time to time by Landlord.

25. The Premises will not be used for lodging or for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking will be done or permitted on the Premises without Landlord's consent, except the use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave oven for employees use will be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26. Neither Tenant nor any of its employees, agents, customers and invitees may use in any space or in the public halls of the Building or the Project any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant will not bring any other vehicles of any kind into the Building.

27. Tenant agrees to comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29. To the extent Landlord reasonably deems it necessary to exercise exclusive control over any portions of the Common Areas for the mutual benefit of the tenants in the Building or the Project, Landlord may do so subject to reasonable, non-discriminatory additional rules and regulations which do not deprive Tenant of its quiet enjoyment of the Premises or parking.

30. Landlord may prohibit smoking in the Building and may require Tenant and any of its employees, agents, clients, customers, invitees and guests who desire to smoke, to smoke within designated smoking areas within the Project.

31. Tenant's requirements will be attended to only upon appropriate application to Landlord's asset management office for the Project by an authorized individual of Tenant. Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

                                   EXHIBIT "E"

32. These Rules and Regulations are in addition to, and will not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord will be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

33. Landlord reserves the right to make such other and reasonable and non-discriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein above stated and any additional reasonable and non-discriminatory rules and regulations which are adopted. Tenant is responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

B. PARKING RULES AND REGULATIONS. The following rules and regulations govern the use of the parking facilities which serve the Building. Tenant will be bound by such rules and regulations and agrees to cause its employees, subtenants, assignees, contractors, suppliers, customers and invitees to observe the same:

1. Tenant will not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, subtenants, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. No vehicles are to be left in the parking areas overnight and no vehicles are to be parked in the parking areas other than passenger automobiles, vans, sport utility vehicles, motorcycles and pick-up trucks. No extended term storage of vehicles is permitted.

2. Vehicles must be parked entirely within painted stall lines of a single parking stall.

3.   All directional signs and arrows must be observed.

4.   The speed limit within all parking areas shall be five (5) miles per hour.

5. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles or on ramps; (c) where "no parking" signs are posted; (d) in cross-hatched areas; and (e) in such other areas as may be designated from time to time by Landlord.

6. Landlord reserves the right, without cost or liability to Landlord, to tow any vehicle if such vehicle's audio theft alarm system remains engaged for an unreasonable period of time.

7. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

8. Landlord may refuse to permit any person to park in the parking facilities who violates these rules with unreasonable frequency, and any violation of these rules shall subject the violator's car to removal, at such car owner's expense. Tenant agrees to use its best efforts to acquaint its employees, subtenants, assignees, contractors, suppliers, customers and invitees with these parking provisions, rules and regulations.

9. Parking stickers, access cards, or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Parking identification devices, if utilized by Landlord, must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking identification devices, if any, are not transferable and any device in the possession of an unauthorized holder will be void. Landlord reserves the right to refuse the sale of monthly stickers or other parking identification devices to Tenant or any of its agents, employees or representatives who willfully refuse to comply with these rules and regulations and all unposted city, state or federal ordinances, laws or agreements.

10. Loss or theft of parking identification devices or access cards must be reported to the management office in the Project immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device or access card at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have a parking identification device or valid access card. Any parking identification device or access card which is reported lost or stolen and which is subsequently found in the possession of an unauthorized person will be confiscated and the illegal holder will be subject to prosecution.

11. Landlord reserves the right, without cost or liability to Landlord, to tow any vehicles which are used or parked in violation of these rules and regulations.

                                   EXHIBIT "E"

12. Landlord reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.

                                   EXHIBIT "E"
                                     Page 5